LOAN AND SECURITY AGREEMENT This LOAN AND SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of November 10, 2023 (the “Closing Date”) is entered into among ACUMEN PHARMACEUTICALS, INC., a Delaware corporation (“Borrower Representative”), and each other Person party hereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), and each other Person party hereto or any other Loan Documents as a guarantor from time to time (collectively, “Guarantors” and each, a “Guarantor”, and together with Borrowers, collectively, “Loan Parties”, and each, a “Loan Party”), K2 HEALTHVENTURES LLC as a lender, and the other lenders from time to time party hereto (collectively, “Lenders”, and each, a “Lender”), K2 HEALTHVENTURES LLC, as administrative agent for Lenders (in such capacity, together with its successors and permitted assigns, “Administrative Agent”), and ANKURA TRUST COMPANY, LLC, as collateral trustee for Lenders (in such capacity, together with its successors and permitted assigns, “Collateral Trustee”). AGREEMENT Borrower Representative, each Loan Party from time to time party hereto, Administrative Agent, Collateral Trustee and Lenders hereby agree as follows: 1. ACCOUNTING AND OTHER TERMS Accounting terms not defined in this Agreement shall be construed in accordance with GAAP, and calculations and determinations shall be made following GAAP, consistently applied. Notwithstanding the foregoing, any obligations of a Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions, calculations and covenants for purposes of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in accordance with GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth on Exhibit A. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. For purposes of the Loan Documents, whenever a representation or warranty is made to a Person’s knowledge or awareness, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer of such Person. 2. LOAN AND TERMS OF PAYMENT 2.1 Promise to Pay. Each Borrower hereby unconditionally promises to pay to Administrative Agent, for the ratable benefit of Lenders, the outstanding principal amount of all Loans, accrued and unpaid interest, fees and charges thereon and to pay all Obligations as and when due in accordance with this Agreement. 2.2 Availability and Repayment or Conversion of the Loans. (a) Availability. (i) Subject to the terms and conditions of this Agreement, each Lender agrees, severally and not jointly, to make to Borrowers an advance on the Closing Date in principal amount equal to its First Tranche Term Loan Commitment (the “First Tranche Term Loan”). Lenders’ commitments to make the First Tranche Term Loan shall terminate upon the funding of the First Tranche Term Loan on the Closing Date. (ii) Subject to satisfactory review by Administrative Agent of the Borrowers’ development/commercial, financial and operating plan, approval by Lenders’ investment committee, submission of a Loan Request, and the other terms and conditions of this Agreement, each Lender may, in its sole and absolute discretion, severally and not jointly, make to Borrowers advances during the Second Tranche Availability Exhibit 10.15

2 Period in an aggregate principal amount up to its Second Tranche Term Loan Commitment (the “Second Tranche Term Loans”, and together with the First Tranche Term Loan, collectively, the “Term Loans”, and each, a “Term Loan”). Lenders’ commitment to make the Second Tranche Term Loans shall terminate upon the earlier of (i) the end of the Second Tranche Availability Period, and (ii) the date that Second Tranche Term Loans in an aggregate amount equal to the aggregate amount of the Second Tranche Term Loan Commitments have been funded. Borrowers shall use the proceeds of the Term Loans for working capital and other general corporate purposes. Once repaid, the Term Loans may not be reborrowed. (b) Repayment. Commencing on the Amortization Date, and continuing thereafter on each Payment Date through the Term Loan Maturity Date, Borrowers shall make consecutive monthly payments of equal principal and interest, which would fully amortize the principal amount of the Term Loans and accrued interest thereon by the Term Loan Maturity Date, provided that if the Applicable Rate is adjusted or the Amortization Date or the Term Loan Maturity Date are extended, in each case, in accordance with its terms, the amortization schedule and the required monthly installment shall be recalculated based on the adjusted Applicable Rate and/or the adjusted number of Payment Dates through the Term Loan Maturity Date. Any and all unpaid Obligations, including outstanding principal and accrued and unpaid interest in respect of the Term Loans, the fees pursuant to the Fee Letter and any other fees and other sums due hereunder, if any, shall be due and payable in full on the Term Loan Maturity Date. The Term Loans may only be prepaid in accordance with Sections 2.2(c) or (d). (c) Mandatory Prepayment Upon an Acceleration. If the Term Loans are accelerated following the occurrence and during the continuance of an Event of Default, Borrowers shall immediately pay to Administrative Agent, for the ratable benefit of Secured Parties, an amount equal to the sum of: (i) all outstanding principal plus accrued and unpaid interest thereon, plus (ii) all amounts then due in accordance with the Fee Letter, plus (iii) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts. (d) Permitted Prepayment of Term Loans. Borrowers shall have the option to prepay all or a portion of the Term Loans, provided (A) if Borrowers elect to prepay a portion of the Term Loans, any such prepayment shall be in an amount of at least Five Million Dollars ($5,000,000.00), and the outstanding Loans after such prepayment shall be in an amount equal to no less than Fifteen Million Dollars ($15,000,000.00) and (B) Borrowers shall provide written notice (the “Prepayment Notice”) to Administrative Agent of its election to prepay the Term Loans at least thirty (30) days prior to such prepayment (or such shorter period as Administrative Agent may approve in writing in its sole discretion), and pay, on the date of such prepayment, to Administrative Agent for the ratable benefit of Secured Parties, an amount equal to the sum of: (i) all outstanding principal plus accrued and unpaid interest thereon, plus (ii) all amounts then due in accordance with the Fee Letter, plus (iii) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts. Notwithstanding the foregoing provisions of this Section 2.2(d), any Prepayment Notice may state that such prepayment is conditioned upon the effectiveness of a refinancing or any other transaction, in which case such Prepayment Notice may be revoked by Borrower on or prior to the specified effective date of such prepayment if such condition is not satisfied. (e) Conversion at Lenders’ Election. (i) Conversion Election. Lenders may jointly elect at any time and from time to time after the Closing Date and prior to the payment in full of the Term Loans to convert any portion of the principal amount of the Term Loans then outstanding (the “Conversion Amount”) into securities of the Class (“Conversion Shares”) at the Conversion Price pursuant to a Conversion Election Notice, to be delivered at the

3 direction of Lenders by the Administrative Agent to Borrower Representative, provided that the aggregate principal amount converted to securities of the Class in accordance with this Section 2.2(e) shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00). A Conversion Election Notice, once delivered, shall be irrevocable unless otherwise agreed in writing by Borrower Representative. On the third trading day after a Conversion Election Notice has been duly delivered in accordance with the foregoing, Borrower Representative shall deliver to each Designated Holder a number of Conversion Shares equal to (x) the Conversion Amount indicated in the applicable Conversion Election Notice divided by (y) Conversion Price. For the avoidance of doubt, no premium or penalty shall apply to principal amounts converted pursuant to this Section 2.2(e) following delivery of the Prepayment Notice. (ii) Reservation of Shares. Borrower Representative shall reserve from its duly authorized capital stock not less than the number of shares of Common Stock that may be issuable pursuant to this Section 2.2(e). Upon issuance of Conversion Shares pursuant to this Section 2.2(e), such shares shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof. (iii) Rule 144. With a view to making available to Designated Holders the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Securities and Exchange Commission (the “SEC”) that may at any time permit Designated Holders to sell shares of Common Stock issued pursuant to a Conversion Election Notice to the public without registration, Borrower Representative covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until six (6) months after such date as all of Conversion Shares issued may be sold without restriction by Designated Holders pursuant to Rule 144 or any other rule of similar effect; (ii) file with the SEC in a timely manner (or obtain extensions in respect thereof and file within the applicable grace period) all reports and other documents required of Borrower Representative under the Exchange Act; and (iii) furnish to Designated Holders, upon request, as long as Designated Holders own any shares of Common Stock issued pursuant to a Conversion Election Notice, such information as may be reasonably requested in order to avail Designated Holders of any rule or regulation of the SEC that permits the selling of any Conversion Shares issued without registration. (iv) Registration Rights. In connection with the option to convert in accordance with this Section 2.2(e), Borrower Representative hereby agrees that each Designated Holder shall be deemed to be a “Holder” (as defined in the Company’s Amended and Restated Investors’ Rights Agreement dated November 20, 2020 as amended, restated, supplemented or otherwise modified from time to time (the “IRA”)) and shall have the piggyback registration rights with respect to the shares of Common Stock issued and issuable under this Section 2.2(e) pursuant to Section 2 of the IRA, on a pari passu basis with the other Holders (as defined therein). (v) Authorization. For so long as Designated Holders hold any shares of Common Stock and/or other securities of the Class convertible into or exercisable for shares of Common Stock that are issued pursuant to this Section 2.2(e), Borrower Representative shall maintain the Common Stock’s authorization for listing on the Nasdaq Global Select Market (or on another national securities exchange) and Borrower Representative shall not take any action which could reasonably be expected to result in the delisting or suspension of the Common Stock on such national securities exchange on which the Common Stock is listed. (vi) Limitations on Conversion. (1) Beneficial Ownership. Notwithstanding anything herein to the contrary, Borrower Representative shall not issue a number of Conversion Shares pursuant to this Section 2.2(e) to the extent that, upon such issuance, the number of shares of Common Stock then beneficially owned by each Designated Holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with such Designated Holders for purposes of Section 13(d) of the Exchange Act would exceed 9.985% of the total number of shares of Common Stock then issued and outstanding (the “9.985% Cap”); provided that the 9.985% Cap shall only apply to the extent that the Common Stock is deemed to constitute an “equity security” pursuant to Rule 13d-1(i) promulgated under the Exchange Act, provided further that Lenders shall have the right, upon 61 days’ prior written notice to Borrower Representative, to waive the 9.985% Cap. (2) Principal Market Regulation. Borrower Representative shall not issue a number of Conversion Shares pursuant to this Section 2.2(e) if the issuance of such shares together with any previously issued Conversion Shares, would result in (A) the issuance of more than 19.99% of the Common Stock outstanding as of the date of this Agreement or (B) Designated Holders, together with their Affiliates and any other

4 persons or entities whose beneficial ownership of Common Stock would be aggregated with such Designated Holder’s for purposes of Section 13(d) of the Exchange Act, beneficially owning in excess of 19.99% of the then outstanding Common Stock and, in each case, for the avoidance of doubt, the applicable Conversion Amount shall be reduced as necessary to ensure compliance with the foregoing. (3) Beneficial Ownership Determination. For purposes of this Section 2.2(e), “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the SEC, and the percentage held by each Designated Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. Upon the written request of Administrative Agent, Borrower Representative shall, within two (2) trading days, confirm to the Administrative Agent the number of Shares then outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act. (vii) Certain Adjustments. If Borrower Representative declares or pays a dividend or distribution on the outstanding securities of the Class payable in Common Stock or other securities or property (other than cash), then upon exercise of any conversion option in accordance with this Section 2.2(e), for each Conversion Share acquired, Designated Holder shall receive, without additional cost to Designated Holder and solely to the extent that such dividend or distribution is not otherwise accounted for as a Stock Event and adjustment to the Conversion Price, the total number and kind of securities and property which Designated Holder would have received had Designated Holder owned the Conversion Shares of record as of the date the dividend or distribution occurred. Upon any event whereby all of the outstanding securities of the Class are reclassified, converted, exchanged, combined, substituted, or replaced for, into, with or by securities of a different class and/or series, then from and after the consummation of such event, the Conversion Shares issuable will be the number, class and series of securities that Designated Holder would have received had the Conversion Shares been outstanding on and as of the consummation of such event. The provisions of this Section 2.2(e)(vii) shall similarly apply to successive reclassifications, exchanges, combinations substitutions, replacements or other similar events. (viii) Legends. (1) Restrictive Legend. Until such time as the Conversion Shares constitute Unrestricted Securities, the Conversion Shares, may bear a restrictive legend in substantially the following form: THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION. (2) Removal of Restrictive Legends. The certificates or book entries evidencing the Conversion Shares shall not contain any securities legend restricting the transfer thereof (including the securities legend set forth above in subsection (1)) above at any time that the Conversion Shares constitute Unrestricted Securities. (ix) No Fractional Shares. Upon conversion of the Conversion Amount into Conversion Shares, any fraction of a share will be rounded down to the next whole share of the Conversion Shares, and in lieu of such fractional shares to which a Designated Holder would otherwise be entitled, the Borrower Representative shall, at its option, either pay such Designated Holder cash equal to such fraction multiplied by the Conversion Price, or return such amount to principal under the Loan. 2.3 Payment of Interest. (a) Interest Rate. Subject to Section 2.3(b), the outstanding principal amount of the Term Loans shall accrue interest from and after its Funding Date, at the Applicable Rate, and Borrowers shall pay such interest monthly in arrears on each Payment Date commencing on December 1, 2023. (b) Default Rate. Immediately upon the occurrence and during the continuation of an Event of Default, Obligations shall bear interest at a rate per annum which is five percentage points (5.0%) above the rate

5 that is otherwise applicable thereto (the “Default Rate”), unless Administrative Agent agrees in writing in its sole and absolute discretion to impose a lesser increase. Fees and expenses which are required to be paid by Borrowers pursuant to the Loan Documents (including, without limitation, Lender Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies pursuant to the Loan Documents. Each Borrower agrees that interest at the Default Rate is a reasonable calculation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an Event of Default. (c) Payment; Interest Computation. Interest is payable monthly in arrears on the Payment Date of the following month and shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest, (i) all payments received after 3:00 p.m. Eastern Time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Loan shall be included and the date of payment shall be excluded. Changes to the Applicable Rate based on changes to the Prime Rate, shall be effective as of the date of such change to the Prime Rate and to the extent of any such change. (d) Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that a Borrower has actually paid to Administrative Agent for the ratable benefit of the Lenders or to the Lenders an amount of interest in excess of the amount that would have been payable if all of the Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrowers shall be applied as follows: first, to the payment of principal outstanding in respect of the Loans; second, after all principal is repaid, to the payment of accrued interest, third, to the payment of Lender Expenses and any other Obligations; and fourth, after all Obligations are repaid, the excess (if any) shall be refunded to Borrowers or paid to whomsoever may be legally entitled thereto, provided that amounts payable to Lenders, shall be paid ratably. 2.4 Fees and Charges. Borrowers shall pay to Administrative Agent, for the ratable benefit of Secured Parties: (a) Fees. The fees and charges as and when due in accordance with the Fee Letter; and (b) Expenses. All Lender Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement and the other Loan Documents) incurred through and after the Closing Date, when due (or, if no stated due date, within two (2) Business Days after demand by Administrative Agent). 2.5 Payments; Application of Payments; Automatic Payment Authorization; Withholding. (a) All payments to be made by Borrowers under any Loan Document, including payments of principal and interest and all fees, charges, expenses, indemnities and reimbursements, shall be made in immediately available funds in Dollars, without setoff, recoupment or counterclaim, before 3:00 p.m. Eastern Time on the date when due and payable. Payments of principal and/or interest received after 3:00 p.m. Eastern Time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid. (b) No Borrower shall have a right to specify the order or the loan accounts to which a Lender shall allocate or apply any payments made by a Borrower to or for the benefit of such Lender or otherwise received by such Lender under this Agreement when any such allocation or application is not expressly specified elsewhere in this Agreement. (c) Administrative Agent, on behalf of Secured Parties, may initiate debit entries to any Deposit Accounts as authorized on the Automatic Payment Authorization for principal and interest payments or any other Obligations when due and payable. These debits shall not constitute a set-off. If the ACH payment arrangement is terminated for any reason, Borrowers shall make all payments due hereunder at the applicable address specified in Section 10, or as otherwise notified by Administrative Agent in writing.

6 (d) Borrowers, Administrative Agent, Collateral Trustee and each Lender hereby agree to the terms and conditions set forth on Schedule 3 hereto. 2.6 Promissory Notes. Borrowers agree that: (a) upon written notice by or on behalf of any Lender to Borrowers that a promissory note or other evidence of indebtedness is requested by such Lender to evidence the Loans and other Obligations owing or payable to, or to be made by, such Lender, Borrowers shall promptly (and in any event within three (3) Business Days of any such request) execute and deliver to such Lender an appropriate promissory note, in substantially the form attached hereto as Exhibit G, and (b) upon any Lender’s written request, and in any event within three (3) Business Days of any such request, the Borrowers shall execute and deliver to such Lender new notes and/or divide the notes in exchange for then existing notes in such smaller amounts or denominations as such Lender shall specify in its sole and absolute discretion; provided, that the aggregate principal amount of such new notes shall not exceed the aggregate principal amount of the applicable Loans made by such Lender; provided, further, that such promissory notes that are to be replaced shall then be deemed no longer outstanding hereunder and replaced by such new notes and returned to the Borrowers within a reasonable period of time after such Lender’s receipt of the replacement notes. Regardless of whether or not any such promissory notes are issued, pursuant to Section 12.2(c), the Register shall evidence the Loans and other Obligations owing or payable by Borrowers to each Lender. 3. CONDITIONS OF LOANS 3.1 Conditions Precedent to Initial Loan. Each Lender’s obligation to make the initial Loan is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to Administrative Agent, such documents, and completion of such other matters, as Administrative Agent may reasonably deem necessary or appropriate, including, without limitation: (a) duly executed signatures to this Agreement; (b) duly executed original signatures to the Warrant; (c) duly executed signatures to the Fee Letter; (d) for each Loan Party, a certificate of such Loan Party, duly executed by a Responsible Officer of such Loan Party, certifying and attaching (i) the Operating Documents of such Loan Party, (ii) resolutions duly approved by the Board of such Loan Party, (iii) any resolutions, consent or waiver duly approved by the requisite holders of such Loan Party’s Equity Interests, if applicable (or certifying that no such resolutions, consent or waiver is required), and (iv) a schedule of incumbency; (e) a perfection certificate of Borrower Representative, together with the duly executed signature thereto (the “Perfection Certificate”); (f) evidence reasonably satisfactory to Administrative Agent, that the insurance policies and endorsements required by Section 6.5 are in full force and effect; (g) a legal opinion (authority and enforceability) of counsel to the Loan Parties; (h) the original stock certificates representing any Shares, if any, together with a stock power or other appropriate instrument of transfer with respect to each stock certificate, duly executed by the holder of record of such Shares and in blank; and (i) payment of the fees in accordance with the Fee Letter and Lender Expenses then due as specified in Section 2.4(a). 3.2 Conditions Precedent to all Loans. Each Lender’s obligations to make each Loan is subject to the following conditions precedent: (a) except for the Term Loan made on the Closing Date, timely receipt of an executed Loan Request by Administrative Agent;

7 (b) the representations and warranties in this Agreement and the other Loan Documents shall be true, accurate, and complete in all material respects on the date of the Loan Request and on the Funding Date of each Loan; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (c) no Default or Event of Default shall have occurred and be continuing or result from the Loan; and (d) there has not been any event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect, or any material adverse deviation by Borrowers from the most recent business plan of Borrowers presented to and accepted by Administrative Agent, as determined by Administrative Agent in Administrative Agent’s sole discretion. 3.3 Covenant to Deliver. (a) Loan Parties agree to deliver each item required to be delivered under this Agreement as a condition precedent to any Loan. Loan Parties expressly agree that a Loan made prior to the receipt of any such item shall not constitute a waiver by Administrative Agent of a Borrower’s obligation to deliver such item, and the making of any Loan in the absence of a required item shall be in Administrative Agent’s sole discretion. (b) Loan Parties agree to deliver the items set forth on Schedule 2 hereto within the timeframe set forth therein (or by such other date as Administrative Agent may approve in writing), in each case, in form and substance reasonably acceptable to Administrative Agent. 3.4 Procedures for Borrowing. To obtain a Loan (other than the First Tranche Term Loan), Borrower Representative shall deliver a completed Loan Request to Administrative Agent (which may be delivered by email) no later than 3:00 p.m. Eastern Time, ten (10) Business Days prior to the date such Loan is requested to be made. On the Funding Date, each applicable Lender shall fund the applicable Loan in the manner requested by the Loan Request, provided that each of the conditions precedent to such Loan is satisfied. 4. CREATION OF SECURITY INTEREST 4.1 Grant of Security Interest. Each Loan Party hereby grants to Collateral Trustee, for the ratable benefit of Secured Parties, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Collateral Trustee, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. If this Agreement is terminated, Collateral Trustee’s Lien in the Collateral shall continue until the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) are repaid in full in cash at which time such security interest shall automatically terminate and will be of no further force and effect. 4.2 Priority of Security Interest. Each Loan Party represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral. The Collateral may be subject to Permitted Liens. If a Loan Party shall acquire a commercial tort claim with a potential recovery in excess of Two Hundred Fifty Thousand Dollars ($250,000.00), such Loan Party shall promptly notify Administrative Agent in writing and deliver such other information and documents as Administrative Agent may require to take any further action necessary or advisable to perfect Collateral Trustee’s Lien in such commercial tort claim. If a Loan Party shall acquire any instrument, such Borrower shall promptly notify Administrative Agent and deliver the same in original to the Collateral Trustee together with an allonge or other appropriate instrument of transfer and any necessary endorsement, all in form satisfactory to Administrative Agent. 4.3 Authorization to File Financing Statements. Each Loan Party hereby authorizes Collateral Trustee or its designee (or the Administrative Agent, on behalf of the Collateral Trustee) to file at any time financing statements, continuation statements and amendments thereto with all appropriate jurisdictions to perfect or protect Collateral Trustee’s interest or rights hereunder. Such financing statements may describe the Collateral as all assets of such Loan Party.

8 4.4 Pledge of Collateral. Each Loan Party hereby pledges, collaterally assigns and grants to Collateral Trustee, for the ratable benefit of the Secured Parties, a security interest in the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. On the Closing Date or to the extent any Shares pledged hereunder from time to time are or become certificated, such certificate or certificates shall be delivered to Collateral Trustee, accompanied by a stock power or other appropriate instrument of assignment duly executed in blank. To the extent required by the terms and conditions governing the Shares in which a Loan Party has an interest, such Loan Party shall cause the books of each issuer of such Shares pledged hereunder and any transfer agent to reflect the pledge of such Shares. Upon the occurrence and during the continuation of an Event of Default hereunder, Collateral Trustee may effect the transfer of any securities included in the Collateral (including but not limited to the Shares pledged hereunder) into the name of Collateral Trustee and cause new certificates representing such securities to be issued in the name of Collateral Trustee or its transferee. Each Loan Party will execute and deliver such documents, and take or cause to be taken such actions, as Administrative Agent may reasonably request to perfect or continue the perfection of Collateral Trustee’s security interest in the Shares pledged hereunder. Each Loan Party shall be entitled to exercise any voting rights with respect to the Shares pledged hereunder in which such Loan Party has an interest and to give consents, waivers and ratifications in respect thereof, unless following the occurrence and during the continuance of an Event of Default, Collateral Trustee (acting at the direction of the Administrative Agent subject to the terms of the Collateral Trust Agreement) shall have given notice to Borrower Representative suspending such rights, provided that no such notice shall be required if such Loan Party has commenced an Insolvency Proceeding and, in any event, no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon notice given in accordance with the foregoing during the existence of an Event of Default. 5. REPRESENTATIONS AND WARRANTIES Each Loan Party represents and warrants as follows: 5.1 Due Organization, Authorization; Power and Authority. (a) Each Loan Party and each of its Subsidiaries are duly existing and in good standing as a Registered Organization in their respective jurisdictions of formation and are qualified and licensed to do business and are in good standing in any other jurisdiction in which the conduct of their respective business or ownership of property require that they be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Except to the extent Borrower Representative has provided notice of a legal name change in accordance with Section 7.2, (i) each Loan Party’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (ii) each Loan Party is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (iii) the Perfection Certificate accurately sets forth each Loan Party’s organizational identification number or accurately states that such Loan Party has none; (iv) the Perfection Certificate accurately sets forth each Loan Party’s place of business, or, if more than one, its chief executive office as well as such Loan Party’s mailing address (if different than its chief executive office); and (v) except as set forth in the Perfection Certificate, each Loan Party (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction. As of the Closing Date, all other information set forth on the Perfection Certificate pertaining to each Loan Party and each of its Subsidiaries is accurate and complete in all material respects (it being understood and agreed that Borrower Representative may from time to time update certain information in the Perfection Certificate after the Closing Date to the extent permitted by one or more specific provisions in this Agreement). (b) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with such Loan Party’s Operating Documents or other organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable material order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Loan Party or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect and the filings and registrations contemplated by this Agreement), or (v) conflict with, contravene, constitute a default or breach under, or result in or

9 permit the termination or acceleration of, any material agreement by which such Loan Party is bound. No Loan Party is in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a Material Adverse Effect. 5.2 Collateral. (a) Each Loan Party has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. (b) Except for the Collateral Accounts described in the Perfection Certificate or in a notice timely delivered pursuant to Section 6.6, no Loan Party has any Collateral Accounts at or with any bank, broker or other financial institution, and each Loan Party has taken such actions as are necessary to give Collateral Trustee a perfected security interest therein as required pursuant to the terms of Section 6.6(b). (c) The Collateral is located only at the locations identified in the Perfection Certificate and any other locations as to which the Loan Parties have complied with Section 6.11. The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate or as disclosed in writing pursuant to Section 6.11. (d) Each Loan Party is the sole owner of the material Intellectual Property which it owns or purports to own except for (i) licenses constituting “Permitted Transfers”, (ii) open-source software, (iii) over-the- counter software that is commercially available to the public, (iv) material Intellectual Property licensed to such Loan Party and noted on the Perfection Certificate or as disclosed pursuant to Section 6.7(b), and (v) immaterial Intellectual Property licensed to such Loan Party. To the best of each Loan Party’s knowledge, each Patent (other than patent applications) which it owns or purports to own and which is material to such Loan Party’s business is valid and enforceable, and no part of the Intellectual Property which a Loan Party owns or purports to own and which is material to the Loan Parties’ business has been judged invalid or unenforceable, in whole or in part. To the best of each Loan Party’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim could not reasonably be expected to have a Material Adverse Effect. Except as noted on the Perfection Certificate or as disclosed pursuant to Section 6.7(b), no Loan Party is a party to, nor is it bound by, any Restricted License. No Subsidiary which is not a Loan Party owns any material Intellectual Property. It will not be necessary to use any inventions of any of such Loan Party’s employees or consultants (or Persons it currently intends to hire) made prior to their employment by such Loan Party. Each current employee or consultant has entered into an invention assignment agreement or similar agreement with such Loan Party with respect to all intellectual property rights he or she owns that are related to the Loan Parties’ business. 5.3 Accounts; Material Agreements. To the best of Borrower Representative’s knowledge, the Accounts are bona fide existing obligations of the Account Debtors. The property or services giving rise to such Accounts have been delivered or rendered, other than exceptions in the Ordinary Course of Business. No Loan Party has received any written notice of actual or imminent insolvency of a material Account Debtor. The material licenses and agreements to which any Loan Party or any of its Subsidiaries is a party is in good standing and in full force and effect and no Loan Party is in breach with respect thereto, except where such breach could not reasonably be expected to have a Material Adverse Effect. No material customer or supplier has terminated, significantly reduced or communicated in writing its intent to do so to any Loan Party or any of its Subsidiaries in a manner that would materially impair the ability of such Loan Party or Subsidiary to conduct its business. 5.4 Litigation and Proceedings. Except as set forth in the Perfection Certificate or as disclosed in writing pursuant to Section 6.2, there are no actions, suits, litigations or proceedings, at law or in equity, pending, or, to the knowledge of any Responsible Officer, threatened in writing, by or against any Loan Party or any of its Subsidiaries, officers or directors, in their capacities as such, that could reasonably be expected to result in liabilities to any Loan Party or any of its Subsidiaries individually or in the aggregate for all related proceedings, in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) or in which any adverse decision has had or could reasonably be expected to have any Material Adverse Effect. 5.5 Financial Statements; Financial Condition. All consolidated financial statements for the Loan Parties and their Subsidiaries delivered to Administrative Agent fairly present in all material respects the consolidated financial condition and results of operations of the Loan Parties and their Subsidiaries as of the respective dates and for the respective periods then ended, and there are no material liabilities (including any contingent liabilities) which

10 are not reflected in such financial statements or in the notes thereto (other than, with respect to unaudited financial statements, for the absence of footnotes and being subject to normal year-end adjustments. There has not been any material deterioration in the consolidated financial condition of the Loan Parties and each of its Subsidiaries or the Collateral since the date of the most recent financial statements submitted to Administrative Agent. 5.6 Solvency. The fair salable value of the assets (including goodwill minus disposition costs) of the Loan Parties and their Subsidiaries, on a consolidated basis, exceeds the fair value of liabilities of the Loan Parties’ and their Subsidiaries, on a consolidated basis; the Loan Parties and their Subsidiaries, on a consolidated basis, are not left with unreasonably small capital after the transactions in this Agreement; and the Loan Parties and their Subsidiaries, on a consolidated basis, are able to pay their debts (including trade debts) as they mature. 5.7 Consents; Approvals. Each Loan Party and each of its Subsidiaries have obtained all third party consents, approvals, waivers, made all declarations or filings with, given all notices to, and obtained all consents, licenses, permits or other approvals from all Governmental Authorities that are necessary (i) to enter into the Loan Documents and consummate the transactions contemplated thereby (except such Governmental Approvals which have already been obtained and are in full force and effect and the filings and registrations contemplated by this Agreement), and (ii) to continue their respective businesses as currently conducted, except (with respect to this clause (ii)) where failure to do so could not reasonably be expected to result in a Material Adverse Effect. 5.8 Subsidiaries; Investments. No Loan Party has any Subsidiaries, except as noted on the Perfection Certificate or as disclosed to Administrative Agent pursuant to Section 6.10 below. No Loan Party owns any stock, partnership, or other ownership interest or other Equity Interests except for Permitted Investments. 5.9 Tax Returns and Payments. Each Loan Party and each of its Subsidiaries have timely filed all required material tax returns and reports (or appropriate extensions therefor), and such Loan Party and each of its Subsidiaries has timely paid all material foreign, federal, state and local taxes, assessments, deposits and contributions owed by such Loan Party or such Subsidiary, as applicable, except (a) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (b) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed Fifty Thousand Dollars ($50,000.00). No Loan Party is aware of any claims or adjustments proposed for any prior tax years of such Loan Party or any of its Subsidiaries which could result in a material amount of additional taxes becoming due and payable by such Loan Party or Subsidiary, unless such amounts have been paid or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor. 5.10 Shares. Each Loan Party has full power and authority to create a first lien on its Shares and no disability or contractual obligation exists that would prohibit such Loan Party from pledging its Shares pursuant to this Agreement. There are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares (in each case, other than in favor of a Loan Party). The Shares have been and will be duly authorized and validly issued, and are fully paid and non-assessable. The Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and such Loan Party knows of no reasonable grounds for the institution of any such proceedings. 5.11 Compliance with Laws. (a) No Loan Party or Subsidiary of a Loan Party is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940 as amended. (b) No Loan Party or Subsidiary of a Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). None of the proceeds of the Loans or other extensions of credit under this Agreement have been (or will be) used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the

11 Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board. (c) No Loan Party has taken or permitted to be taken any action which might cause any Loan Document to which it is a party to violate any regulation of the Federal Reserve Board. Neither the making of the Loans hereunder nor Borrowers’ use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. No Loan Party, nor any of its Subsidiaries, nor any Affiliate of any Loan Party or of any Subsidiary, nor any present holder of Equity Interests of any of the foregoing (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of Treasury (“OFAC”) or in Section 1 of the Anti-Terrorism Order or similar sanctions laws of any other Governmental Authority including of any other applicable jurisdiction, (ii) is a citizen or resident of any country that is subject to embargo or trade sanctions enforced by OFAC, (iii) is, or will become, a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of the Anti-Terrorism Order, or (iv) engages in any dealings or transactions, or is otherwise associated, with any such Person. (d) Each Loan Party and each of its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act. No part of the proceeds from the Loans made hereunder has been (or will be) used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended. (e) No Reportable Event or Prohibited Transaction, as defined in ERISA has occurred or is reasonably expected to occur, and no Loan Party has failed to meet the minimum funding requirements of ERISA. No Loan Party has violated any applicable environmental laws in any material respect, maintains any properties or assets which have been designated in any manner pursuant to any environmental protection statute as a hazardous materials disposal site, or has received any notice, summons, citation or directive from the Environmental Protection Agency or any other similar Governmental Authority. 5.12 Products. A complete and accurate list of the Products material to the Loan Parties’ business is set forth on the Perfection Certificate, as updated from time to time pursuant to the Compliance Certificate. Except as could not reasonably be expected to have a Material Adverse Effect, the Loan Parties and their Subsidiaries hold all required Governmental Approvals, a list of which is set forth on the Perfection Certificate, and all such Governmental Approvals are in full force and effect. Except as could not reasonably be expected to have a Material Adverse Effect, there are no proceedings in progress, pending or, to such Loan Party’s knowledge, threatened, that may result in revocation, cancellation, suspension, rescission or any material adverse modification of any such Governmental Approval nor, to such Loan Party’s knowledge, after due inquiry, are there any facts upon which proceedings could reasonably be based. Without limitation of the foregoing: (a) Except as could not reasonably be expected to have a Material Adverse Effect, with respect to any Product being tested or manufactured, each Loan Party and each of its Subsidiaries has received, and such Product is the subject of, all Governmental Approvals needed in connection with the testing or manufacture of such Product as such testing is currently being conducted by or on behalf of a Loan Party or any of its Subsidiaries, and neither any Loan Party nor any of its Subsidiaries has received any written notice from any applicable Governmental Authority, that such Governmental Authority is conducting an investigation or review of (i) any Loan Party’s or any of its Subsidiaries’ manufacturing facilities and processes for such Product which have disclosed any material deficiencies or violations of any Requirement of Law or the Governmental Approvals related to the manufacture of such Product, or (ii) any such Governmental Approval or that any such Governmental Approval has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that the development, testing and/or manufacturing of such Product should cease. (b) Except as could not reasonably be expected to have a Material Adverse Effect, with respect to any Product marketed or sold by a Loan Party or any of its Subsidiaries (i) such Loan Party or such Subsidiary, as applicable, has received, and such Product is the subject of, all Governmental Approvals needed in connection with the marketing and sales of such Product as currently being marketed or sold, and (ii) no Loan Party nor any of its Subsidiaries has received any written notice from any applicable Governmental Authority, that such Governmental Authority is conducting an investigation or review of any such Governmental Approval or approval or that any such

12 Governmental Approval has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that such marketing or sales of such Product cease or that such Product be withdrawn from the marketplace; (c) There have been no adverse clinical test results in connection with a Product which have or could reasonably be expected to have a Material Adverse Effect; and (d) There have been no Product recalls or voluntary Product withdrawals from any market, except as could not reasonably be expected to have a Material Adverse Effect. 5.13 Royalty and Milestone Payments. As of the Closing Date, except as set forth on Schedule 4 hereto, no Loan Party is obligated to make Royalty and Milestone Payments in excess of Two Hundred Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate per fiscal year. 5.14 Full Disclosure. No written representation, warranty or other statement of a Loan Party or any of its Subsidiaries in any certificate or written statement by or on behalf of a Loan Party or any of its Subsidiaries in connection with this Agreement, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading in light of the circumstances under which they were made (it being recognized that the projections and forecasts provided by any Loan Party in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ materially from the projected or forecasted results). 6. AFFIRMATIVE COVENANTS Each Loan Party and its Subsidiaries shall, and shall cause each other Loan Party and its Subsidiaries to, do all of the following: 6.1 Government Compliance. Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect; comply, and cause each Subsidiary to comply, with all laws, ordinances and regulations to which it is subject except where a failure to do so could not reasonably be expected to have a Material Adverse Effect; obtain all of the Governmental Approvals required in connection with such Loan Party’s business and for the performance by each Loan Party of its obligations under the Loan Documents to which it is a party and the grant of a security interest in accordance therewith, and comply with all terms and conditions with respect to such Governmental Approvals. 6.2 Financial Statements, Reports, Certificates. Provide Administrative Agent with the following: (a) Monthly Financial Statements. Within thirty (30) days after the last day of each month, a company prepared consolidated balance sheet, income statement and statement of cash flows covering the Loan Parties and each of their Subsidiaries’ operations for such month, subject to Borrower’s past practices and subject to Administrative Agent’s satisfaction, certified by a Responsible Officer as having been prepared in accordance with GAAP, consistently applied, except for the absence of footnotes, and subject to normal year-end adjustments. (b) Quarterly Financial Statements. Within forty-five (45) days after the last day of each fiscal quarter, a company prepared consolidated balance sheet, income statement and statement of cash flows covering the Loan Parties and each of their Subsidiaries’ operations for such fiscal quarter, in form acceptable to Administrative Agent, certified by a Responsible Officer as having been prepared in accordance with GAAP, consistently applied, except for the absence of footnotes, and subject to normal year-end adjustments. (c) Compliance Certificates. Together with the monthly financial statements, a duly completed Compliance Certificate signed by a Responsible Officer. (d) Annual Operating Budget and Financial Projections. Within sixty (60) days after the end of each fiscal year of Borrower Representative (and within five (5) days of any material modification thereto), an annual operating budget, on a consolidated basis (including income statements, balance sheets and cash flow

13 statements, by month) for the upcoming fiscal year of Borrower Representative, together with any related business forecasts used in the preparation thereof. (e) Annual Audited Financial Statements. As soon as available, but no later than ninety (90) days after the last day of Borrower Representative’s fiscal year, audited consolidated financial statements prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Administrative Agent (it being understood that Ernst & Young and any other “Big Four” accounting firm is acceptable to Administrative Agent), together with any management letter with respect thereto.; provided that the inclusion of explanatory language casting doubt on Borrower Representative’s ability to continue as a going concern due to the need to raise additional financing or refinance Indebtedness shall not cause such financial statements to be considered “qualified” for purposes of this subsection (e). (f) Other Statements. Within five (5) days of delivery, copies of all statements, reports and notices generally made available to all stockholders or to any holders of Subordinated Debt. (g) SEC Filings. Without duplication of any information provided to Administrative Agent in accordance with another provision of this Agreement, for so long as Borrower Representative is subject to the reporting requirements under the Exchange Act, within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Borrower Representative with the Securities and Exchange Commission, provided that such filings shall be deemed to have been delivered on the date on which Borrower Representative posts such documents on Borrower Representative’s website, subject to notification of the filing on the then-next Compliance Certificate. (h) Legal Action Notice. A prompt report of any legal actions pending or threatened in writing against any Loan Party or any of its Subsidiaries that could reasonably be expected to result in damages or costs to any Loan Party or any of its Subsidiaries, individually or in the aggregate for all related proceedings, of Two Hundred Fifty Thousand Dollars ($250,000.00) or more, or of any Loan Party or any of its Subsidiaries taking or threatening legal action against any third person with respect to a material claim, and with respect to any pending action or threatened action, a prompt report of any material development with respect thereto. (i) Board Materials. Promptly after a meeting of Borrower Representative’s Board, or any committee or subcommittee thereof or advisory board, and in the same manner as it gives to the members of Borrower Representative’s Board or any committee or subcommittee thereof or advisory board, copies of all materials that Borrower Representative provides to its Board or such committee or subcommittee or advisory board in connection with meetings thereof, including any reports with respect to Borrowers’ operations or performance, and minutes of such meetings; provided, however, that the foregoing may be subject to exclusions and redactions as necessary in order to (A) prevent disclosure of information disclosure of which is prohibited pursuant to the order of any court or administrative agency in any pending legal, judicial or administrative proceedings, or otherwise as required by applicable law or compulsory legal process or to the extent required by governmental or regulatory authorities, (B) preserve the confidentiality of highly sensitive proprietary information, or (C) prevent impairment of attorney-client privilege or prevent the disclosure of attorney-work product. (j) Intellectual Property Report. Together with the Compliance Certificate delivered at the end of each calendar quarter, a report in form reasonably acceptable to Administrative Agent, listing any applications or registrations that any Loan Party or any of its Subsidiaries has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any material change in any Loan Party or any of its Subsidiaries’ Intellectual Property. (k) Aging Reports; Other Reports and Information. Together with the monthly financial reports, reports as to the following, in form acceptable to Administrative Agent: accounts payable aging, and, subject to the proviso in Section 6.2(i), any other information related to the financial or business condition of any Loan Party as and when reasonably requested by Administrative Agent. (l) Bank Account Statements. Together with the monthly financial statements delivered in accordance with subsection (a) above, a copy of the most recent account statement, with transaction detail, for each Deposit Account or Securities Account of a Loan Party or any of its Subsidiaries, or within three (3) days, upon

14 Administrative Agent’s reasonable request, evidence satisfactory to Administrative Agent of the balance maintained in any such Deposit Account or Securities Account. (m) Product Related. Within three (3) Business Days of receipt, copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material adverse effect on any Governmental Approvals required for the manufacturing, marketing, testing or sale of Products or which could have a Material Adverse Effect. (n) Royalty and Milestone Payments. Together with each Compliance Certificate, an updated schedule of reasonably expected Royalty and Milestone Payments, in substantially the same form as Schedule 4 hereto, to the extent any material change thereto has occurred since the date on which a Compliance Certificate was last delivered. Information required to be delivered pursuant to Section 6.2 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower Representative posts such information, posted on its website or at https://www.sec.gov (or any successor website thereto), subject to notification thereof in the next Compliance Certificate delivered. 6.3 Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between a Loan Party and its Account Debtors shall follow such Loan Party’s customary practices substantially as they exist at the Closing Date. Borrower Representative shall promptly notify Administrative Agent of all returns, recoveries, disputes and claims that involve more than Two Hundred Fifty Thousand Dollars ($250,000.00). 6.4 Taxes; Pensions. Timely file, and cause each of its Subsidiaries to timely file, all material tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all material foreign, federal, state and local taxes, assessments, deposits and contributions owed by such Loan Party and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.9, and shall deliver to Administrative Agent, promptly on demand, appropriate certificates attesting to such payments, and shall pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms. 6.5 Insurance. (a) Keep, and cause each Subsidiary to keep, its business and the Collateral insured for risks and in amounts standard for companies in the Loan Parties’ industry and location and as Administrative Agent may reasonably request. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of any Loan Party, and in amounts that are reasonably satisfactory to Administrative Agent. (b) Ensure that proceeds payable under any property policy maintained by any Loan Party with respect to Collateral are, at Administrative Agent’s option, payable to Collateral Trustee, for the ratable benefit of the Secured Parties, on account of the Obligations. To that end, subject to Section 3.3(b) hereof, all property policies shall have a lender’s loss payable endorsement showing Collateral Trustee as lender loss payable, all liability policies shall show, or have endorsements showing, Collateral Trustee as an additional insured, in each case, in form satisfactory to Administrative Agent and as set forth on Exhibit E. (c) Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, the Loan Parties shall have the option of applying the proceeds of any casualty policy up to One Million Dollars ($1,000,000.00), in the aggregate per fiscal year, toward the acquisition of assets used or useful in the business of the Loan Parties and their Subsidiaries; provided that any such assets shall be Collateral in which Collateral Trustee has been granted a first priority security interest and (b) after the occurrence and during the continuation of an Event of Default, all such proceeds shall, at the option of Administrative Agent, be payable to Collateral Trustee, for the ratable benefit of the Secured Parties, on account of the Obligations. (d) At Administrative Agent’s reasonable request, Borrower Representative shall deliver copies of insurance policies and evidence of all premium payments. Each provider of any such insurance required under this Section 6.5 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Collateral Trustee, that it will give Collateral Trustee thirty (30) days prior written notice

15 before any such policy or policies shall be canceled (or ten (10) days’ notice for cancellation for non-payment of premiums). (e) If any Loan Party fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment upon Administrative Agent’s reasonable request, Collateral Trustee may (at the direction of the Administrative Agent) make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies as Administrative Agent deems prudent or may direct upon instruction by Required Lenders. 6.6 Deposit and Securities Accounts. (a) Maintain Collateral Accounts only at the banks and other financial institutions identified in the Perfection Certificate or as disclosed pursuant to a notice timely delivered pursuant to subsection (b) below. Borrowers shall further maintain an ACH payment structure in favor of Administrative Agent, satisfactory to Administrative Agent. (b) Provide Administrative Agent ten (10) Business Days prior written notice (or such shorter period as agreed to in writing by Administrative Agent in its sole discretion) before establishing any Collateral Account at or with any bank, broker or other financial institution, and promptly upon opening such account, provide Administrative Agent with a written notice identifying the name, address of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor. For each Collateral Account (other than the Excluded Accounts) that any Loan Party at any time maintains, Loan Parties shall cause the applicable bank, broker or financial institution at or with which any Collateral Account is maintained to execute and deliver an Account Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Collateral Trustee’s Lien in such Collateral Account in accordance with the terms hereunder. 6.7 Intellectual Property. (a) Use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its Intellectual Property material to its business; promptly advise Administrative Agent in writing of material infringements or any other event that could reasonably be expected to materially and adversely affect the value of its Intellectual Property material to its business; not suffer any material claim of infringement that could reasonably be expected to have a Material Adverse Effect unless such claim is dismissed within thirty (30) days from initiation thereof or Borrower Representative has demonstrated to Administrative Agent’s satisfaction that such proceedings are without merit and adequate reserves have been taken; and not allow any Intellectual Property material to the Loan Parties’ business to be abandoned, forfeited or dedicated to the public without Administrative Agent’s written consent. (b) Provide written notice to Administrative Agent at least thirty (30) days (or such shorter period as agreed to in writing by Administrative Agent in its sole discretion) prior to any Loan Party entering or becoming bound by any Restricted License (other than off the shelf software and services that are commercially available to the public), and shall use commercially reasonable efforts to obtain, or cause such Loan Party to obtain, the consent of, or waiver in form satisfactory to Administrative Agent from any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Collateral Trustee to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, and (ii) Collateral Trustee to have the ability in the event of a liquidation of any Collateral to dispose of such Restricted License together with other Collateral in accordance with Collateral Trustee’s rights and remedies under this Agreement and the other Loan Documents. (c) Notwithstanding anything herein or any other Loan Document to the contrary, the Loan Parties shall be permitted to enter into licensing agreements and co-development arrangements consistent with subsection (b) of the definition of Permitted Transfers. 6.8 Litigation Cooperation. From the Closing Date and continuing through the termination of this Agreement, make available to Administrative Agent, Collateral Trustee and any Lender, without expense to Administrative Agent, Collateral Trustee or such Lender, as applicable, during normal business hours and upon reasonable prior notice, each Loan Party and its officers, employees and agents and each Loan Party’s books and

16 records, to the extent that Administrative Agent, Collateral Trustee or such Lender may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Administrative Agent, Collateral Trustee or such Lender with respect to any Collateral or relating to such Loan Party. 6.9 Access to Collateral; Books and Records. Allow Administrative Agent, Collateral Trustee, or its respective agents, to inspect the Collateral and audit and copy such Loan Party’s Books in accordance with the proviso to Section 6.2(i) and this Section 6.9, upon reasonable notice and during regular business hours (provided no Event of Default has occurred and is continuing). Such inspections or audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Administrative Agent shall determine is necessary. The foregoing inspections and audits shall be at Borrowers’ expense. 6.10 Joinder of Subsidiaries. (a) No later than thirty (30) days (or such later period as Administrative Agent may agree in writing in its sole discretion) after such time as a Loan Party or any of its Subsidiaries forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date: (a) provide written notice thereof to Administrative Agent together with certified copies of the Operating Documents for such Subsidiary, and (b) promptly, and in any event within thirty (30) days (or such later period as Administrative Agent may agree in writing in its sole discretion) of formation or creation, or upon Administrative Agent’s request, as applicable: (i) take all such action as may be reasonably required by Administrative Agent to cause the applicable Subsidiary to either: (A) provide a joinder to this Agreement pursuant to which such Subsidiary becomes a Loan Party hereunder, or (B) guarantee the Obligations of the Loan Parties under the Loan Documents and grant a security interest in and to the Collateral of such Subsidiary (substantially as described on Exhibit B), in each case together with such Account Control Agreements and other documents, instruments and agreements reasonably requested by Administrative Agent, all in form and substance satisfactory to Administrative Agent (including being sufficient to grant Collateral Trustee a first priority Lien, subject to Permitted Liens in and to the assets of such Subsidiary), and (ii) and to pledge all of the direct or beneficial Equity Interests in such Subsidiary. Any document, agreement, or instrument executed or issued pursuant to this Section 6.10 shall be a Loan Document. Notwithstanding the foregoing, except as required to maintain compliance with subsection (b) below, no CFC owned by a Borrower shall be required to be joined as a Loan Party in accordance with the foregoing. (b) Borrowers shall not permit Subsidiaries which are not Loan Parties, in the aggregate to (i) maintain cash and other assets with an aggregate value for all such Subsidiaries in excess of 5.0% of consolidated assets of the Loan Parties and their Subsidiaries, measured as of the last day of each calendar month, (ii) achieve revenue in excess of 5.0% of consolidated revenue of the Loan Parties and their Subsidiaries for any twelve month period then ended on the last day of each calendar month, (iii) own any Intellectual Property which is material to the business of Borrowers as a whole, or (iv) any contracts which are material to the business of Borrowers as a whole, without causing one or more of such Subsidiaries to enter into a joinder or guaranty in form satisfactory to Administrative Agent with respect to the Obligations as Administrative Agent may request within fifteen (15) days after the financial statements for such calendar month have been delivered (or were required to be delivered) (or such other period as Administrative Agent may agree in writing), such that compliance with clauses (i) through (iv) shall be restored. 6.11 Property Locations. (a) Provide to Administrative Agent at least ten (10) days’ (or such shorter period as Administrative Agent may agree in writing in its sole discretion) prior written notice before adding any new offices or business or Collateral locations, including warehouses (unless such new offices or business or Collateral locations qualify as Excluded Locations). (b) With respect to any property or assets of a Loan Party located with a third party, including a bailee, datacenter or warehouse (other than Excluded Locations), the applicable Loan Party shall use commercially reasonable efforts to cause such third party to execute and deliver a Collateral Access Agreement for such location, including an acknowledgment from each of the third parties that it is holding or will hold such property, subject to Collateral Trustee’s security interest.

17 (c) With respect to any property or assets of a Loan Party located on leased premises (other than Excluded Locations), the applicable Loan Party shall use commercially reasonable efforts to cause such third party to execute and deliver a Collateral Access Agreement for such location. 6.12 Management Rights. Subject to the proviso in Section 6.2(i), any representative of Administrative Agent shall have the right to meet with management and officers of Borrowers at reasonable times and intervals to discuss such books of account and records. In addition, Administrative Agent shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Borrowers concerning significant business issues affecting Borrowers; provided that Borrowers shall not be under any obligation to follow any advice given or proposals made by Administrative Agent during any such consultations and the ultimate discretion with respect to all such matters shall be retained by the Borrowers. Such consultations shall not unreasonably interfere with any Loan Party’s business operations. 6.13 Notice of Qualified Financings. Borrower Representative agrees to use commercially reasonable efforts to provide written notice to Designated Holders of each Qualified Financing consummated after the Closing Date not less than ten (10) days prior to the anticipated initial closing of such Qualified Financing, which notice shall contain the material terms and conditions of such Qualified Financing. Borrower Representative may, in its sole discretion but without obligation to do so, offer to the Designated Holders the opportunity to participate in any one or more Qualified Financings on the same terms, conditions and pricing afforded to other investors participating in such Qualified Financing(s); provided, that the maximum aggregate investment amount by Designated Holders for all participation in Qualified Financings pursuant to this Section 6.13 shall be Five Million Dollars ($5,000,000.00). 6.14 Further Assurances. Execute any further instruments and take further action as Administrative Agent or Collateral Trustee reasonably request to perfect or continue Collateral Trustee’s Lien in the Collateral or to effect the purposes of this Agreement. 7. NEGATIVE COVENANTS No Loan Party shall, or shall cause or permit any of its Subsidiaries to, do any of the following: 7.1 Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”) all or any part of its business or property, except for Permitted Transfers. 7.2 Changes in Business, Management, Ownership, or Business Locations(a) Engage in any business other than the businesses currently engaged in by such Person, as applicable, or reasonably related thereto; (b) cease doing business, or liquidate or dissolve; (c) fail to provide notice to Administrative Agent of any Key Person departing from or ceasing to be employed by a Loan Party within ten (10) days thereof; (d) permit or suffer a Change in Control; or (e) without at least ten (10) days (or such shorter period as Administrative Agent may agree in writing in its sole discretion) prior written notice to Administrative Agent (i) change its jurisdiction of organization, (ii) change its organizational structure or type, (iii) change its legal name, or (iv) change its organizational number (if any) assigned by its jurisdiction of organization. 7.3 Mergers or Acquisitions. Merge or consolidate with any other Person (except if concurrently with, and as a condition to the effectiveness of, the closing of such merger or consolidation, the Obligations shall be repaid in full, in cash), or acquire all or substantially all of the capital stock or property of another Person or business line of another Person (including, without limitation, by the formation of any Subsidiary) or enter into any agreement to do any of the same (except to the extent such agreement contemplates the prepayment in full of the Obligations concurrently with the consummation of the transaction), provided that a Subsidiary may merge or consolidate into another Subsidiary or into a Loan Party that in any such merger or consolidation involving a Loan Party, such Loan Party shall be the surviving entity. 7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, other than Permitted Indebtedness. 7.5 Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, except for Permitted Liens, or otherwise permit any Collateral not to be subject to the first priority security interest granted herein, except in connection with Permitted Liens that are permitted to have priority over Collateral Trustee’s Lien, or enter into any agreement, document,

18 instrument or other arrangement (except with or in favor of Collateral Trustee) with any Person which directly or indirectly prohibits or has the effect of prohibiting any Loan Party or Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of such Loan Party’s or Subsidiary’s Intellectual Property, except in connection with restrictions in the Ordinary Course of Business in connection with licenses of Intellectual Property constituting a Permitted Transfer with respect to the Intellectual Property subject to such license. 7.6 Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6(b). 7.7 Distributions; Investments. (a) Pay any dividends or make any distribution or payment in respect of, or redeem, retire or purchase any Equity Interests provided that (i) Borrower Representative may convert any of its convertible Equity Interests (including warrants) into other Equity Interests issued by Borrower Representative pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower Representative may convert Subordinated Debt issued by Borrower Representative into Equity Interests issued by Borrower Representative pursuant to the terms of such Subordinated Debt and to the extent permitted under the terms of the applicable subordination or intercreditor agreement; (iii) Borrower Representative or any Subsidiary thereof may pay dividends solely in Equity Interests of Borrower Representative or such Subsidiary, as applicable; (iv) Borrower Representative may make cash payments in lieu of fractional shares; (v) any Subsidiary may (directly or indirectly) pay dividends, or make distributions or other payments, in respect of Equity Interests to a Loan Party; (vi) Borrower Representative and its Subsidiaries may make payments to federal and state taxing authorities of income taxes resulting from the withholding of shares of stock, equivalent to the tax obligations of employees of such Person in connection with the vesting in such employees of restricted stock units held by such employees; and (vii) Borrower Representative may repurchase the Equity Interests issued by Borrower Representative pursuant to stock repurchase agreements or similar agreements approved by Borrower Representative’s Board so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided that the aggregate amount of all such repurchases does not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) per fiscal year (the actions set forth in clauses (i) through (vii), the “Permitted Distributions”) or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary), other than Permitted Investments. 7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of a Loan Party, except for (a) transactions that are in the Ordinary Course of Business and on fair and reasonable terms that are no less favorable to such Person than would be obtained in an arm’s length transaction with a non-affiliated Person; (b) bona fide rounds of Subordinated Debt or equity financing by existing investors in Borrower Representative for capital raising purposes, (c) reasonable and customary director, officer and employee compensation and other customary benefits including retirement, health, stock option and other benefit plans and indemnification arrangements approved by Borrower Representative’s Board, and (d) transactions among Loan Parties and Subsidiaries that are not otherwise prohibited under this Agreement. 7.9 Subordinated Debt; Payments of Royalty and Milestone Payments. (a) Make or permit any payment on any Subordinated Debt, except as permitted pursuant to the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to the Obligations, (c) make or permit payments in respect of any Royalty and Milestone Payments in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) per fiscal year except in accordance with Schedule 4, as the same may be updated from time to time, subject to Administrative Agent’s reasonable review and approval, and (d) amend or modify any agreement giving rise to Royalty and Milestone Payments if as a result thereof, such payments would be increased or the due date thereof would be accelerated, except as set forth in an updated Schedule 4 delivered from time to time by Borrower Representative, subject to Administrative Agent’s reasonable review and approval. 7.10 Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Loan for that purpose; take any action or fail to take any action (or suffer any other Person to do so), to the extent the same would cause the representations set forth in Section 5.11(c) to be untrue; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur that could, in each case, reasonably be expected to have a Material Adverse

19 Effect on any Loan Party’s business or operations; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Effect; withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of a Loan Party or any of its Subsidiaries, including any material liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency. 8. EVENTS OF DEFAULT Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement: 8.1 Payment Default. Any Loan Party fails to pay any Obligations after such Obligations are due and payable (other than as a result of Administrative Agent’s failure to debit such Loan Party’s account from which Administrative Agent has authorization to debit and such Loan Party has sufficient funds on deposit therein on the date due, so long as, in case of such failure, payment is made within three (3) Business Days of the earlier of Administrative Agent’s written notice or the date any Loan Party becomes aware of such failure). 8.2 Covenant Default. (a) A Loan Party fails or neglects to perform any obligation in Section 3.3(b), Section 4.2, Section 6.2, Section 6.4, Section 6.5, Section 6.6, and Section 6.10, or violates any covenant in Section 7; or (b) A Loan Party fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within fifteen (15) Business Days after the occurrence thereof. 8.3 Material Adverse Effect. An event or circumstance has occurred which could be expected to have a Material Adverse Effect. 8.4 Attachment; Levy; Restraint on Business. (a) (i) The service of process seeking to attach, by trustee or similar process, any funds of a Loan Party or of any of its Subsidiaries with a value individually or in the aggregate in excess of Five Hundred Thousand Dollars ($500,000.00), or (ii) a notice of Lien or levy is filed against the assets of any Loan Party or any of its Subsidiaries with a value individually or in the aggregate in excess of Five Hundred Thousand Dollars ($500,000.00) by any Governmental Authority, and the same under clauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Loans shall be made during any ten (10) day cure period; or (b) (i) any material portion of the assets of a Loan Party or any of its Subsidiaries is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents a Loan Party or any of its Subsidiaries from conducting all or any material part of its business. 8.5 Insolvency. (a) The Loan Parties and their Subsidiaries, as a whole, are unable to pay their debts (including trade debts) as they become due or otherwise become insolvent, the realizable value of the Loan Parties’ consolidated assets, as a whole, is less than the aggregate sum of their consolidated liabilities; (b) a Loan Party or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against a Loan Party or any of its Subsidiaries and is not dismissed or stayed within thirty (30) days (but no Loans shall be made while any of the conditions described in this Section 8.5 exist and/or until any such Insolvency Proceeding is dismissed). 8.6 Other Agreements. There is, under any agreement to which a Loan Party or any of its Subsidiaries is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Five Hundred Thousand Dollars ($500,000.00) (except if such third party is restricted from accelerating the maturity of such Indebtedness, including pursuant to the terms of a subordination or similar agreement entered into with respect to the Obligations); or (b) any breach or default by a Loan Party or a Subsidiary of such Loan Party, the result of which could reasonably be expected to have a Material Adverse Effect.

20 8.7 Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000.00) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against a Loan Party or any of its Subsidiaries by any Governmental Authority, and the same are not, within twenty (20) days after the entry, assessment or issuance thereof, vacated, or after execution thereof, stayed or bonded pending appeal, (provided that no Loans will be made prior to the vacation, stay, or bonding of such fine, penalty, judgment, order or decree). 8.8 Misrepresentations. Any Loan Party or any Person acting for such Loan Party makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Administrative Agent, Collateral Trustee or any Lender or to induce Administrative Agent, Collateral Trustee or any Lender to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made. 8.9 Subordinated Debt. (i) Any party to a Subordination Agreement governing any Subordinated Debt with an aggregate principal value in excess of Five Hundred Thousand Dollars ($500,000.00) in the aggregate shall be in breach thereof or (ii) any Subordination Agreement governing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any party thereto shall contest in any manner the validity or enforceability thereof or deny that it has any further obligation thereunder, or the Obligations shall for any reason not have the priority contemplated by this Agreement. 8.10 Governmental Approval. Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner or not renewed for a full term, and such revocation, rescission, suspension, modification or non-renewal has, or could have, a Material Adverse Effect. 8.11 Guaranty. Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect (other than pursuant to the terms thereof). 9. COLLATERAL TRUSTEE’S RIGHTS AND REMEDIES 9.1 Acceleration. Upon the occurrence and during the continuation of an Event of Default, Administrative Agent, is entitled, without notice or demand, to declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Administrative Agent), and to stop advancing money or extending credit for any Borrower’s benefit under this Agreement (and each Lender’s Commitment shall be deemed terminated as long as an Event of Default has occurred and is continuing). 9.2 Rights. Upon the occurrence and during the continuation of an Event of Default, Collateral Trustee is entitled, at the direction of Administrative Agent, subject to the terms of the Collateral Trust Agreement, without notice or demand, to do any or all of the following, to the extent not prohibited by applicable law:: (a) verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Administrative Agent may determine is advisable, and notify any Person owing a Loan Party money of Collateral Trustee’s security interest in such funds; (b) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral; (c) ratably apply to the Obligations any amount held by Collateral Trustee owing to or for the credit or the account of a Loan Party; (d) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral; (e) deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Account Control Agreement or similar agreements providing control of any Collateral;

21 (f) demand and receive possession of any Loan Party’s Books; and (g) exercise all rights and remedies available to Collateral Trustee under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof). Loan Parties shall assemble the Collateral if Collateral Trustee requests and make it available as Collateral Trustee designates. Collateral Trustee may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Each Loan Party grants Collateral Trustee a license to enter and occupy any of its premises, without charge, to exercise any of Collateral Trustee’s rights or remedies. Collateral Trustee is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, a Loan Party’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Collateral Trustee’s exercise of its rights under this Section, a Loan Party’s rights under all licenses and all franchise agreements inure to Collateral Trustee’s benefit. If, after the acceleration of the Obligations, a Loan Party receives proceeds of Collateral, such Loan Party shall deliver such proceeds to Collateral Trustee, for the ratable benefit of the Secured Parties, to be applied to the Obligations. 9.3 Power of Attorney. Each Loan Party hereby irrevocably appoints Collateral Trustee (and any of Collateral Trustee’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, exercisable upon the occurrence and during the continuation of an Event of Default, to: (a) send requests for verification of Accounts or notify Account Debtors of Collateral Trustee’s security interest and Liens in the Collateral; (b) endorse such Loan Party’s name on any checks or other forms of payment or security; (c) sign such Loan Party’s name on any invoice or bill of lading for any Account or drafts against Account Debtors schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors; (d) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Administrative Agent or Collateral Trustee determine reasonable; (e) make, settle, and adjust all claims under such Loan Party’s insurance policies; (f) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) transfer the Collateral into the name of Collateral Trustee or a third party as the Code permits; and (h) dispose of the Collateral. Each Loan Party further hereby appoints Collateral Trustee (and any of Collateral Trustee’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, regardless of whether or not an Event of Default has occurred and is continuing to: (i) sign such Loan Party’s name on any documents and other Security Instruments necessary to perfect or continue the perfection of, or maintain the priority of, Collateral Trustee’s security interest in the Collateral, (ii) take all such actions which such Loan Party is required, but fails to take under the covenants and provisions of the Loan Documents; and (iii) take any and all such actions as Collateral Trustee may reasonably determine to be necessary or advisable for the purpose of maintaining, preserving or protecting the Collateral or any of the rights, remedies, powers or privileges of Collateral Trustee under this Agreement or the other Loan Documents. Collateral Trustee’s foregoing appointment as each Loan Party’s attorney in fact, and all of Collateral Trustee’s rights and powers are coupled with an interest and are irrevocable until all Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) have been fully repaid, in cash, and otherwise fully performed and all commitments to make Loans hereunder have been terminated. 9.4 Protective Payments. If a Loan Party fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which such Loan Party is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Collateral Trustee may (at the direction of the Administrative Agent) obtain such insurance or make such payment, and all amounts so paid by Collateral Trustee are Lender Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Collateral Trustee will make reasonable efforts to provide Borrower Representative with notice of Collateral Trustee obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Collateral Trustee are deemed an agreement to make similar payments in the future or Collateral Trustee’s waiver of any Event of Default. 9.5 Application of Payments and Proceeds Upon Default. If an Event of Default has occurred and is continuing, Collateral Trustee shall have the right to apply in any order any funds in its possession, whether payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations, for the ratable benefit of Secured Parties. Collateral Trustee shall pay any surplus to Borrowers by credit

22 to the Deposit Account designated by Borrowers or as directed by a court of competent jurisdiction. Borrowers shall remain liable to Collateral Trustee and Lenders for any deficiency. If Collateral Trustee, as directed by Administrative Agent in Administrative Agent’s good faith business judgment, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Collateral Trustee may, at the direction of Administrative Agent, either reduce the Obligations by the principal amount of the purchase price or defer the reduction of the Obligations until the actual receipt by Collateral Trustee of cash or immediately available funds therefor. 9.6 Collateral Trustee’s Liability for Collateral. So long as Collateral Trustee complies with reasonable secured lender practices regarding the safekeeping of the Collateral in the possession or under the control of Collateral Trustee, Collateral Trustee shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person, except to the extent that any of the foregoing have been found by a final judgment of a court of competent jurisdiction to be the result of Collateral Trustee’s gross negligence or willful misconduct. Loan Parties bear all risk of loss, damage or destruction of the Collateral. 9.7 No Waiver; Remedies Cumulative. Any failure by Administrative Agent, Collateral Trustee or any Lender, at any time or times, to require strict performance by each Loan Party of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Administrative Agent, Collateral Trustee or any Lender thereafter to demand strict performance and compliance herewith or therewith. Collateral Trustee’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Collateral Trustee has all rights and remedies provided under the Code, by law, or in equity. Collateral Trustee or any Lender’s exercise of one right or remedy is not an election and shall not preclude Collateral Trustee or any Lender from exercising any other remedy under this Agreement or other remedy available at law or in equity, and any waiver of any Event of Default is not a continuing waiver. Any delay in exercising any remedy is not a waiver, election, or acquiescence. 9.8 Demand Waiver. Each Loan Party waives presentment, demand, notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension, or renewal of accounts, documents, instruments or chattel paper. 9.9 Shares. Each Loan Party recognizes that Collateral Trustee may be unable to effect a public sale of any or all the Shares, by reason of certain prohibitions contained in federal securities laws and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Loan Party acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Collateral Trustee shall be under no obligation to delay a sale of any of the Shares for the period of time necessary to permit the issuer thereof to register such securities for public sale under federal securities laws or under applicable state securities laws, even if such issuer would agree to do so. 10. NOTICES All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon confirmation of receipt, when sent by electronic mail transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, or email address indicated below. Administrative Agent, Collateral Trustee, Lenders and Loan Parties may change their respective mailing or electronic mail addresses by giving the other party written notice thereof in accordance with the terms of this Section 10.

23 If to Loan Parties With a copy, not constituting notice, to: If to Collateral Trustee: With a copy, not constituting notice, to: If to Administrative Agent or Lenders: With a copy to (but not constituting notice, and excluding Loan Requests and regular reporting): ACUMEN PHARMACEUTICALS, INC. 427 Park Street Charlottesville, VA 22902 Attention: Matt Zuga (Chief Financial Officer); Derek Meisner (Chief Legal Officer) Email: [***] ROPES & GRAY LLP 191 North Wacker Drive, 32nd Floor Chicago, IL 60606 Attention: Greg Bauer Email: Gregory.Bauer@ropesgray.com ANKURA TRUST COMPANY, LLC 140 Sherman Street, Fourth Floor Fairfield, CT 06824 Attention: Beth Micena Email: [***] ROPES & GRAY LLP 10250 Constellation Boulevard Los Angeles, CA 90067 Attention: Jennifer Harris Email: Jennifer.Harris@ropesgray.com K2 HEALTHVENTURES LLC 855 Boylston Street, 10th Floor Boston, MA 02116 For Loan Requests, monthly reporting, Compliance Certificates, and other regular reporting deliverables: Attention: Finance Email: [***] For all other notices: Attention: Legal Notices Email: [***] MORRISON & FOERSTER LLP 200 Clarendon Street Floor 21 Boston, Massachusetts 02116 Attn: David A. Ephraim, Esquire Fax: (617) 648-4730 Email: DEphraim@mofo.com 11. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER Except as otherwise expressly provided in any of the Loan Documents, this Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law. Each party hereto hereby submits to the exclusive jurisdiction of the State and Federal courts in New York County, City of New York, New York; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Collateral Trustee from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other

24 court order in favor of Administrative Agent, Collateral Trustee or any Lender. Each party hereto expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each party hereto hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each party hereto hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such party at the address set forth in, or subsequently provided by such Person in accordance with, Section 10 and that service so made shall be deemed completed upon the earlier to occur of such Person’s actual receipt thereof or three (3) Business Days after deposit in the U.S. mails, proper postage prepaid. Each party hereto hereby expressly waives any claim to assert that the laws of any other jurisdiction govern this Agreement. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, EACH LOAN PARTY AGREES THAT IT SHALL NOT SEEK FROM ADMINISTRATIVE AGENT, COLLATERAL TRUSTEE OR ANY LENDER UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL. This Section 11 shall survive the termination of this Agreement. 12. GENERAL PROVISIONS 12.1 Termination Prior to Term Loan Maturity Date; Survival; Release of Collateral. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied in full, in cash and all commitments to extend credit pursuant to this Agreement have terminated (such date, the “Discharge Date”). So long as Borrowers have satisfied the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement), this Agreement and any remaining commitments to extend credit may be terminated prior to the Term Loan Maturity Date by Borrowers, by written notice of termination to Lenders. Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination. Promptly after the Discharge Date, Administrative Agent shall direct Collateral Trustee to deliver evidence of the release of Collateral. Collateral Trustee hereby agrees that any Liens granted to Collateral Trustee by the Loan Parties on any Collateral shall be automatically released (a) in accordance with this Section 12.1, upon the Discharge Date, (b) if such Collateral is sold, transferred or otherwise disposed of by a Loan Party pursuant to any sale, transfer or other disposition that is made in compliance with, and subject to the terms and condition of, this Agreement, with Administrative Agent confirming such permitted disposition in writing to the Collateral Trustee, or (c) if required to effect any sale, transfer or other disposition of such Collateral in connection with any exercise of remedies by Administrative Agent or Collateral Trustee pursuant to Section 9. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Loan Parties in respect of) all interests retained by Secured Parties or any of their Subsidiaries. Upon Borrower Representative’s reasonable request and at Borrower Representative’s sole cost and expense, Administrative Agent or Collateral Trustee, as applicable, shall execute, deliver or authorize such documents as may be reasonably required to evidence any release described above. 12.2 Successors and Assigns. (a) Successors and Assigns Generally. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. No Loan Party may assign this Agreement or any rights or obligations under it without Lenders’ prior written consent (which may be granted or withheld in each Lender’s discretion). Each Lender has the right, without the consent of or notice to Loan Parties, to sell, transfer, assign, negotiate, or grant

25 participation in all or any part of, or any interest in, such Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents (other than the Warrant, as to which assignment, transfer and other such actions are governed by the terms thereof). Notwithstanding the foregoing, prior to the occurrence of an Event of Default that is continuing, Administrative Agent and each Lender shall not assign any interest in the Loan Documents to any Person who in the reasonable estimation of Administrative Agent is (a) a direct competitor of the Loan Parties, or (b) a vulture fund or distressed debt fund. (b) Assignment by Lenders. Each Lender may at any time assign to one or more eligible assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its commitment and the Loans at the time owing to it), subject to any restrictions on such assignment set forth in the other Loan Documents. Each such Lender shall notify the Administrative Agent of such assignment and deliver to the Administrative Agent a copy of any assignment and assumption agreement entered into in connection thereto. Notwithstanding anything herein to the contrary, any pledge or assignment of all or a portion of the rights, or a security interest in such rights, of K2 HealthVentures LLC as a Lender made to an Affiliate of K2 HealthVentures LLC, shall only be made to K2 HealthVentures Equity Trust LLC. (c) Register; Participant Register. Administrative Agent, acting solely for this purpose as an agent of the Loan Parties, shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Term Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Loan Parties, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Loan Parties, any Lender and the Collateral Trustee at any reasonable time and from time to time upon reasonable prior notice. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Loan Parties, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. 12.3 Indemnification. Each Loan Party agrees to indemnify, defend and hold Administrative Agent, Collateral Trustee and each Lender and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Lender (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort) (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or expenses (including Lender Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions among Administrative Agent, Collateral Trustee, Lenders and Loan Parties(including reasonable attorneys’ fees and expenses), except for Claims and/or losses to the extent directly caused by such Indemnified Person’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. This Section 12.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run. This Section 12.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. 12.4 Borrower Liability. If any Person is joined to this Agreement as a Borrower, the following provisions shall apply: Each Borrower hereunder shall be jointly and severally obligated to repay all Loans made hereunder, regardless of which Borrower actually receives said Loan, as if each Borrower hereunder directly received all Loans. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, and (b) any right to require Collateral Trustee to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Collateral Trustee may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by

26 judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, until all Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms are to survive the termination of this Agreement) have been satisfied in full, in cash, all commitments to extend credit pursuant to this Agreement have been terminated, and the Loan Documents have been terminated, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating such Borrower to the rights of Collateral Trustee under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by such Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by a Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Lenders and such payment shall be promptly delivered to Collateral Trustee, for the ratable benefit of the Secured Parties, for application to the Obligations, whether matured or unmatured. 12.5 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement. 12.6 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision. 12.7 Correction of Loan Documents. Administrative Agent may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties, so long as Administrative Agent provides Loan Parties with written notice of such correction and allows Loan Parties at least ten (10) days to object to such correction. In the event of such objection, such correction shall not be made except by an amendment signed by both Administrative Agent and the Loan Parties. 12.8 Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be effective except, pursuant to an agreement in writing by the parties thereto, and in case of this Agreement, pursuant to an agreement in writing entered into by Borrowers, Administrative Agent, the Required Lenders and Collateral Trustee, provided that Collateral Trustee’s approval shall not be required for any amendment or supplement that has the effect solely of (i) adding or maintaining Collateral, securing additional Obligations that are otherwise permitted by the terms of this Agreement to be secured by the Collateral or preserving, perfecting or establishing the priority of the Liens thereon or the rights of Collateral Trustee therein; (ii) curing any ambiguity, defect or inconsistency; (iii) providing for the assumption of a Borrower’s or Guarantor’s Obligations under any Loan Document in the case of a merger or consolidation or sale of all or substantially all of the assets of a Borrower or Guarantor, as applicable; (iv) making any change that would provide any additional rights or benefits to the Administrative Agent, any Lender or Collateral Trustee or that does not adversely affect the legal rights under this Agreement or any other Loan Document of Collateral Trustee; or (v) to the extent the Collateral Trust Agreement provides that Collateral Trustee’s approval is not required. It is agreed that any change to (i) the definition of “Designated Holder”, (ii) the rights of a Designated Holder, or (iii) the final sentence of Section 12.2(b) (and any change to this Agreement that would modify the consent required pursuant to this sentence) shall require the consent of the Collateral Trustee. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations among the parties about the subject matter of the Loan Documents merge into the Loan Documents. 12.9 Counterparts; Electronic Execution of Documents. This Agreement and any other Loan Documents, except to the extent otherwise required pursuant to the terms thereof, may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in

27 electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. Delivery of an executed counterpart of a signature page of any Loan Document by electronic means including by email delivery of a “.pdf” format data file shall be effective as delivery of an original executed counterpart of such Loan Document. 12.10 Confidentiality; Publicity. (a) In handling any confidential information, Administrative Agent, Collateral Trustee and each Lender agree to hold in confidence and not disclose the Loan Parties’ confidential information except as expressly provided herein, and shall exercise the same degree of care that it exercises for its own proprietary information to protect such confidential information, but in no event less than a reasonable degree of care; provided, however that disclosure of information may be made: (a) to its Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Administrative Agent, Collateral Trustee, and the Lenders, the “Lender Entities”); it being understood and agreed that the Lender Entities shall be bound by the provisions of this Section 12.10); (b) to prospective transferees or purchasers of any interest in the Loans (provided, however, that any prospective transferee or purchaser shall have entered into an agreement containing provisions substantially the same as those in this Section 12.10); (c) as required by law, regulation, subpoena, or other order and in connection with reporting obligations applicable to Administrative Agent, Collateral Trustee or such Lender, including pursuant to the Exchange Act (and the applicable Lender Entity shall provide notice thereof to the Loan Parties (to the extent permitted by applicable law)), (d) to Administrative Agent, Collateral Trustee or such Lender’s regulators or as otherwise required in connection with any examination or audit; (e) as Administrative Agent, Collateral Trustee or such Lender considers appropriate in connection with the exercise of remedies with respect to the Obligations; and (f) to third-party service providers of Administrative Agent, Collateral Trustee or such Lender so long as such service providers are bound by confidentiality terms not more permissive than the terms hereof. Confidential information does not include information that is either: (i) in the public domain or in Administrative Agent, Collateral Trustee or any Lender’s possession when disclosed to Administrative Agent, Collateral Trustee or such Lender, as applicable, or becomes part of the public domain (other than as a result of its disclosure by Administrative Agent, Collateral Trustee or such Lender in violation of this Agreement) after disclosure to Administrative Agent, Collateral Trustee or such Lender, as applicable; or (ii) disclosed to Administrative Agent, Collateral Trustee or such Lender by a third party, if Administrative Agent, Collateral Trustee or such Lender, as applicable, does not know that the third party is prohibited from disclosing the information. The provisions of this paragraph shall survive the termination of this Agreement. (b) No party hereto shall publicize or use another party’s name or logo, or hyperlink to such other parties’ website, describe the relationship of the parties or the transaction contemplated by this Agreement, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “Publicity Materials”) without prior written notice to the party that is the subject of the proposed Publicity Materials, together with a draft (or, if Publicity Materials are not proposed to be delivered in written form, an outline of the content to be included) so as to provide such subject party a reasonable opportunity to review prior to publication, and each party agrees, in connection with any Publicity Materials proposed by such party to reasonably consider requested changes or corrections requested by the party that is the subject of such Publicity Materials in good faith, and upon request, to provide the final form prior to publication or other dissemination. 12.11 Borrower Representative. Each of the Borrowers hereby appoints Borrower Representative to act as its exclusive agent for all purposes under the Loan Documents (including, without limitation, with respect to all matters related to the borrowing and repayment of any Loan). Each of the Borrowers acknowledges and agrees that (a) Borrower Representative may execute such documents on behalf of any Borrower as Borrower Representative deems appropriate in its sole discretion and each Borrower shall be bound by and obligated by all of the terms of any such document executed by Borrower Representative on its behalf, (b) any notice or other communication delivered hereunder to Borrower Representative shall be deemed to have been delivered to each Borrower and (c) Administrative Agent, Collateral Trustee and any Lender shall accept (and shall be permitted to rely on) any document or agreement executed by Borrower Representative on behalf of Borrowers (or any of them). Each Borrower must act through the Borrower Representative for all purposes under this Agreement and the other Loan Documents. Notwithstanding anything contained herein to the contrary, to the extent any provision in this Agreement requires any Borrower to interact in any manner with Administrative Agent, Collateral Trustee or any Lender, such Borrower shall do so through Borrower Representative.

28 12.12 Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement. 12.13 Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist. 12.14 Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract. 12.15 Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement. 12.16 Appointment of Collateral Trustee (a) Each Lender hereby appoints Collateral Trustee to act on behalf of the Secured Parties as collateral trustee under this Agreement and the other Loan Documents, and to hold and enforce any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, all in accordance with the terms of the Collateral Trust Agreement. The provisions of this Section 12.16 are solely for the benefit of Collateral Trustee, Administrative Agent and Lenders and no Loan Party nor any other Person shall have any rights as a third-party beneficiary of any of the provisions hereof. Collateral Trustee shall not have any duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents, together with such powers as are reasonably related thereto. The duties of Collateral Trustee shall be mechanical and administrative in nature and Collateral Trustee shall not have, or be deemed to have, by reason of this Agreement any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. The Collateral Trustee may resign or be removed or replaced, and a successor Collateral Trustee may be appointed in accordance with the terms and subject to the conditions of the Collateral Trust Agreement. (b) Each Lender hereby agrees that upon receipt of instruction from the Administrative Agent, Collateral Trustee shall be entitled to take or refrain from taking such action, and shall be entitled to take all such actions set forth in the Collateral Trust Agreement. (c) Neither Collateral Trustee nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limitation of the generality of the foregoing, Collateral Trustee: (i) may consult with legal counsel, independent chartered accountants and other experts and consultants selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, experts or consultants; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Loan Party or to inspect the Collateral (including the books and records) of any Loan Party; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by email, telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties. 12.17 Appointment of Administrative Agent. (a) Each Lender hereby appoints Administrative Agent to act on behalf of Lenders as administrative agent under this Agreement and the other Loan Documents. The provisions of this Section 12.17 are

29 solely for the benefit of Administrative Agent and Lenders and no Loan Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Administrative Agent does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Loan Party or any other Person. Administrative Agent shall not have any duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents, together with such powers as are reasonably related thereto. The duties of Administrative Agent shall be mechanical and administrative in nature and Administrative Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. (b) If Administrative Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Administrative Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Required Lenders, and Administrative Agent shall incur no liability to any Person by reason of so refraining. Administrative Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document for any reason. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent’s acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Lenders. (c) Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective related parties. The exculpatory provisions of this Section 12.17 shall apply to any such sub-agent and to the related parties of such Administrative Agent and any such sub-agent. No Administrative Agent shall be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents. (d) Neither Administrative Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limitation of the generality of the foregoing, Administrative Agent: (i) may consult with legal counsel, independent chartered accountants and other experts and consultants selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, experts or consultants; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Loan Party or to inspect the Collateral (including the books and records) of any Loan Party; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by email, telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties. (e) With respect to its Commitments and Loans hereunder, Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Administrative Agent in its individual capacity (to the extent it holds any Obligations owing to Lenders or Commitments hereunder). Administrative Agent and each of its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Loan Party, any of their Affiliates and any Person who may do business with or own securities of any Loan Party or any such Affiliate, all as if Administrative Agent was not Administrative Agent and without any duty to account therefor to Lenders. Administrative Agent and its Affiliates may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. (f) Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender, made its own credit and financial analysis of the Loan Parties and its own

30 decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest. (g) Each Lender agrees to indemnify Administrative Agent (to the extent not reimbursed by Loan Parties and without limiting the obligations of Loan Parties hereunder), ratably according to its respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Administrative Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Administrative Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Lender agrees to reimburse Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable and documented counsel fees) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Administrative Agent is not reimbursed for such expenses by the Loan Parties. (h) Administrative Agent may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to Lenders, Collateral Trustee and Borrower Representative. Upon any such resignation, Lenders shall have the right to appoint a successor Administrative Agent that may be the Collateral Trustee. If no successor Administrative Agent shall have been so appointed by Lenders and shall have accepted such appointment within thirty (30) days after Administrative Agent’s giving notice of resignation, then Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a Lender or Collateral Trustee, if a Lender or Collateral Trustee is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution has combined capital of at least Three Hundred Million Dollars ($300,000,000.00). If no successor Administrative Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Administrative Agent, such resignation shall become effective and Lenders shall thereafter perform all the duties of Administrative Agent hereunder until such time, if any, as Lenders appoint a successor Administrative Agent as provided above. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the earlier of the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent or the effective date of the resigning Administrative Agent’s resignation, the resigning Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity, expense reimbursement or other rights in favor of such resigning Administrative Agent shall continue. After any resigning Administrative Agent’s resignation hereunder, the provisions of this Section 12.17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents. Notwithstanding the foregoing, as long as K2 HealthVentures LLC is a Lender pursuant to this Agreement, K2 HealthVentures LLC shall not resign as Administrative Agent unless a successor Administrative Agent is appointed concurrently with such resignation, which successor Administrative Agent shall have the wherewithal to perform, and shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent under this Agreement and the other Loan Documents. (i) In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, with the prior written consent of Administrative Agent, each Lender and each holder of any Obligation is hereby authorized at any time or from time to time, without notice to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Loan Party or any Subsidiary of a Loan Party (regardless of whether such balances are then due to such Loan Party or such Subsidiary) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of any Loan Party or any Subsidiary of a Loan Party against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Obligation exercising a right to set

31 off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof in accordance with the terms of this Agreement relating to the priority of the repayment of the Obligations shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares and in accordance with the terms of this Agreement relating to the priority of the repayment of the Obligations. Each Loan Party agrees, to the fullest extent permitted by law, that (i) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (ii) any Lender or holders so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers’ Lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest. (j) Nothing in this Agreement or the other Loan Documents shall be deemed to require Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder. To the extent that Administrative Agent advances funds to Borrowers on behalf of any Lender and is not reimbursed therefor on the same Business Day as such advance is made, Administrative Agent shall be entitled to retain for its account all interest accrued on such advance until reimbursed by the applicable Lender. (k) If Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Administrative Agent from Borrowers and such related payment is not received thereby, then Administrative Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind. (l) If Administrative Agent determines at any time that any amount received thereby under this Agreement shall be returned to Borrowers or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Administrative Agent on demand any portion of such amount that Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as Administrative Agent is required to pay to Borrowers or such other Person, without set-off, counterclaim or deduction of any kind. (m) Administrative Agent will use reasonable efforts to provide Lenders with any written notice of Event of Default received by Administrative Agent from, or delivered by Administrative Agent to, any Loan Party; provided, however, that Administrative Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable solely to Administrative Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. (n) Anything in this Agreement or any other Loan Document to the contrary notwithstanding, each Lender hereby agrees with each other Lender and with Administrative Agent that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or any other Loan Document (including exercising any rights of set-off) without first obtaining the prior written consent of the Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the other Loan Documents shall be taken in concert and at the direction or with the consent of Administrative Agent at the request of Required Lenders. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Closing Date. BORROWER: ACUMEN PHARMACEUTICALS, INC. By /s/ Matt Zuga Name: Matt Zuga Title: Chief Financial Officer

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT] COLLATERAL TRUSTEE: ANKURA TRUST COMPANY, LLC By Name: Beth Micena Title: Managing Director /s/ Beth Micena

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT] ADMINISTRATIVE AGENT: K2 HEALTHVENTURES LLC By Name: Parag Shah Title: Chief Executive Officer LENDER: K2 HEALTHVENTURES LLC By Name: Parag Shah Title: Chief Executive Officer /s/ Parag Shah /s/ Parag Shah

A-1 EXHIBIT A DEFINITIONS As used in this Agreement, the following capitalized terms have the following meanings: “Account” means any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to a Loan Party. “Account Control Agreement” means any control agreement entered into among the depository institution at which a Loan Party maintains a Deposit Account or the securities intermediary or commodity intermediary at which a Loan Party maintains a Securities Account or a Commodity Account, one or more Loan Parties, and Collateral Trustee pursuant to which Collateral Trustee, for the benefit of Secured Parties, obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account. “Account Debtor” means any “account debtor” as defined in the Code with such additions to such term as may hereafter be made. “Act” means the Securities Act of 1933, as amended. “Administrative Agent” has the meaning set forth in the preamble of this Agreement. “Affiliate” means, with respect to any Person, each other Person that owns or controls, directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members. “Agreement” has the meaning set forth in the preamble of this Agreement. “Amortization Date” means July 1, 2026, provided that if (i) no Event of Default has occurred and is continuing, and (ii) upon the occurrence of the Extension Milestone Event, the Amortization Date shall be January 1, 2027. “Anti-Terrorism Order” means Executive Order No. 13,224 as of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49,079 (2001), as amended. “Applicable Rate” means a variable annual rate equal to the greater of (i) nine and sixty-five hundredths of one percent (9.65%) and (ii) the sum of (A) the Prime Rate, plus (B) one and fifteen hundredths of one percent (1.15%). “Automatic Payment Authorization” means the Automatic Payment Authorization in substantially the form of Exhibit F. “Board” means, with respect to any Person, the board of directors, board of managers, managers or other similar bodies or authorities performing similar governing functions for such Person. “Books” are all of each applicable Loan Party’s books and records including ledgers, federal and state tax returns, records regarding such Loan Party’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information. “Borrower” and “Borrowers” has the meaning set forth in the preamble of this Agreement. “Borrower Representative” has the meaning set forth in the preamble of this Agreement.

A-2 “Business Day” means any day that is not a Saturday, Sunday or a day on which commercial banks in the State of New York are required or permitted to be closed. “Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) certificates of deposit issued by any bank with assets of at least Five Hundred Million Dollars ($500,000,000.00) maturing no more than one year from the date of investment therein; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition. “CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code. “Change in Control” means any of the following (or any combination of the following) whether arising from any single transaction event or series of related transactions or events that, individually or in the aggregate, result in: (a)any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of a sufficient number of Equity Interests of Borrower Representative ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the members of the Board of Borrower Representative, who did not have such power before such transaction; (b) the Transfer of all or substantially all assets of Borrowers, taken as a whole or of a material business line of Borrowers, taken as a whole; or (c) Borrower Representative ceasing to own and control, free and clear of any Liens (other than Permitted Liens), directly or indirectly, all of the Equity Interests in each of its Subsidiaries (other than director’s qualifying shares or similar equity interests required by applicable law) or failing to have the power to direct or cause the direction of the management and policies of each such Subsidiary (other than pursuant to a transaction not otherwise prohibited hereunder). “Claims” has the meaning set forth in Section 12.3. “Class” means, at the election of the Lenders in their sole discretion, (i) Common Stock, or (ii) the Next Qualified Financing Series. “Closing Date” has the meaning set forth in the preamble of this Agreement. “Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Collateral Trustee’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions. “Collateral” means any and all properties, rights and assets of each Loan Party described on Exhibit B, and any other collateral securing the Obligations pursuant to any other Loan Document, if any. “Collateral Access Agreement” means an agreement with respect to a Loan Party’s leased location or bailee location, in each case in form and substance reasonably satisfactory to Administrative Agent and Collateral Trustee. “Collateral Account” means any Deposit Account, Securities Account, or Commodity Account of a Loan Party.

A-3 “Collateral Trust Agreement” means that certain Collateral Trust Agreement, dated as of the Closing Date, between Collateral Trustee and Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time. “Collateral Trustee” has the meaning set forth in the preamble of this Agreement. “Commitment” means, as to any Lender, the aggregate principal amount of Loans committed to be made by such Lender, as set forth on Schedule 1 hereto. “Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made. “Common Stock” means the common stock, $0.0001 par value per share, of Borrower Representative, and any other class, series or other type of security into or for which the outstanding shares of such common stock may be converted, exchanged or substituted. “Compliance Certificate” means that certain certificate in the form attached hereto as Exhibit D. “Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement. “Conversion Amount” has the meaning set forth in Section 2.2(e)(i). “Conversion Election Notice” means a notice in the form attached hereto as Exhibit H. “Conversion Price” means, at the election of the Lenders in their sole discretion, (i) $2.53, or (ii) the Next Qualified Financing Price; provided that in the event that on or after the Closing Date, a stock split, stock combination, reclassification, payment of stock dividend, recapitalization or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable for a larger or small number of shares is consummated (each, a “Stock Event”), the Conversion Price shall be proportionately increased or decreased as necessary to reflect the proportionate change in shares of Common Stock issued and outstanding as a result of such Stock Event. “Conversion Shares” has the meaning set forth in Section 2.2(e)(i). “Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections of a Person in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret. “Default” means any circumstance, event or condition that, with the giving of any notice, the passage of time, or both, would be an Event of Default. “Default Rate” has the meaning set forth in Section 2.3(b). “Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made, and includes any checking account, savings account or certificate of deposit.

A-4 “Designated Holder” means a Lender or any Affiliate designated by a Lender in the Conversion Election Notice with respect to any exercise of a right to invest pursuant hereto, provided that the Designated Holder for K2 HealthVentures LLC and any successor, transferee or assignee thereof as Lender, which is an affiliate of K2 HealthVentures LLC, shall be K2 HealthVentures Equity Trust LLC. “Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States. “Equipment” means all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing. “Equity Interests” means, with respect to any Person, any of the shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the securities convertible into or exchangeable for shares of capital stock of (or other ownership, membership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any of the other ownership, membership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination. “ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations. “Event of Default” has the meaning set forth in Section 8. “Exchange Act” means the US Securities Exchange Act of 1934, as amended (or any successor statute). “Excluded Account” means (i) any Deposit Account used exclusively for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of such Loan Party’s employees and identified to Administrative Agent as such in the Perfection Certificate or following the Closing Date in the Compliance Certificate, provided that the aggregate balance maintained in such account shall not exceed the aggregate amount of payroll, payroll taxes and other employee wage and benefit payments to be made in the then next payroll period and (ii) Collateral Accounts identified to Administrative Agent in the Perfection Certificate or following the Closing Date in the Compliance Certificate in an aggregate amount (for all such accounts together) not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) for any consecutive five (5) day period during any calendar month (such accounts, the “Permitted Collateral Accounts”). “Excluded Assets” means, collectively, with respect to any Loan Party: (a) any property to the extent that (A) such grant of security interest is prohibited by any Requirement of Law of a Governmental Authority or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or termination or requiring such consent is ineffective under Section 9-406, 9-407, 9-408 or 9-409 of the Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the United States Bankruptcy Code) or principles of equity, or (B) such permit, license, lease, contract or agreement is an “off the shelf” license of intellectual property that is not material to the operation of the business of a Loan Party or which can be replaced without a material expenditure; provided, however, that such security interest shall attach immediately at such time as such Requirement of Law is not effective or applicable, or such prohibition, breach, default or termination is no longer applicable or is waived, and to the extent severable, shall attach immediately to any portion of the Collateral that does not result in such consequences;

A-5 (b) any interest of a Loan Party as a lessee or sublessee under a real property lease, an Equipment lease, capitalized lease obligation or any other similar license or agreement if such Loan Party is prohibited by the terms of such lease, Equipment lease, capitalized lease obligations, license or agreement from granting a security interest in such lease, Equipment lease, capitalized lease agreement or other such license or under which such an assignment or Lien would cause a default to occur under such lease, Equipment lease, capitalized lease obligation or such other license (but only to the extent that such prohibition is enforceable under all applicable laws including, without limitation, the Code); provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by the Loan Parties or Secured Parties; (c) motor vehicles and other assets subject to a certificate of title; and (d) more than sixty-five percent (65.0%) the Equity Interests of any CFC owned by a Borrower to the extent that a pledge of more than sixty-five percent (65.0%) would result in material adverse tax consequences to the Loan Parties. “Excluded Locations” means the following locations where Collateral may be located from time to time: (a) locations where mobile office equipment (e.g. laptops, mobile phones and the like) may be located with employees in the Ordinary Course of Business, and (b) other locations where, in the aggregate for all such locations, less than Two Hundred Fifty Thousand Dollars ($250,000.00) of Collateral is located. “Extension Milestone Event” means that Administrative Agent has confirmed in writing that Administrative Agent has received, after the Closing Date, but no later than June 30, 2026, evidence satisfactory to Administrative Agent in its sole discretion that after the Closing Date, but on or prior to June 30, 2026, Borrower Representative has received at least Fifty Million Dollars ($50,000,000.00) of net cash proceeds from a single equity financing or a single business development transaction. “Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any successor thereto. “Fee Letter” means that certain letter agreement, dated as of the date hereof, by and among Borrowers, Administrative Agent and Lenders, as amended, restated, supplemented or otherwise modified from time to time. “First Tranche Term Loan Commitment” means, as to any Lender, the aggregate principal amount of the First Tranche Term Loan committed to be made by such Lender, as set forth on Schedule 1 hereto. “Funding Date” means any date on which a Loan is made to or for the account of a Borrower which shall be a Business Day. “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, provided, however, that if there occurs after the Closing Date any change in GAAP that affects in any respect the calculation of any covenant or threshold in this Agreement, Lenders and Borrower Representative shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant or threshold with the intent of having the respective positions of Lender and Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the Closing Date, and, until any such amendments have been agreed upon, such covenants and thresholds shall be calculated as if no such change in GAAP has occurred. “General Intangibles” means all “general intangibles” as defined in the Code in effect on the Closing Date with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract,

A-6 tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind. “Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority, including for the testing, manufacturing, marketing and sales of its Product. “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization. “Guarantor” means any Person providing a Guaranty with respect to the Obligations or providing collateral, security or other credit support for all or any portion of the Obligations. “Guaranty” means any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented. “Indebtedness” means, without duplication, (a) indebtedness for borrowed money or the deferred price of property or services, (b) any reimbursement and other obligations for surety bonds and letters of credit, (c) obligations evidenced by notes, bonds, debentures or similar instruments, (d) capital lease obligations, and (e) Contingent Obligations. “Indemnified Person” has the meaning set forth in Section 12.3. “Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief. “Intellectual Property” means, with respect to any Loan Party (or, as applicable, any of its Subsidiaries), all of such Loan Party’s or Subsidiary’s right, title, and interest in and to the following: (a) its Copyrights, Trademarks and Patents; (b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals; (c) any and all source code; (d) any and all design rights which may be available to such Person; (e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and (f) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents. “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended. “Inventory” means all “inventory” as defined in the Code in effect on the Closing Date with such additions to such term as may hereafter be made.

A-7 “Investment” means any beneficial ownership interest in any Person (including stock, partnership interest or other securities or Equity Interests), and any loan, advance or capital contribution to any Person, or the acquisition of all or substantially all of the assets or properties of another Person. “Key Person” means the Chief Executive Officer, Chief Financial Officer, and Chief Medical Officer of Borrower Representative. “Lender” has the meaning set forth in the preamble of this Agreement. “Lender Expenses” means all audit fees and expenses, costs, and expenses (including reasonable and documented attorneys’ fees and expenses) of the Secured Parties for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to a Loan Party, including all costs, expenses and other amounts required to be paid by any Lender or the Administrative Agent in accordance with the Collateral Trust Agreement. “Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property. “Loan Documents” means, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Warrant, the Fee Letter, the Collateral Trust Agreement, the Automatic Payment Authorization, the Account Control Agreements, the Collateral Access Agreements, any Subordination Agreement, any note, or notes or guaranties executed by a Loan Party, and any other present or future agreement by a Loan Party with or for the benefit of Collateral Trustee or any Lender in connection with this Agreement, all as amended, modified, supplemented, extended or restated from time to time. “Loan Party” or “Loan Parties” has the meaning set forth in the preamble of this Agreement. “Loan Request” means a request for a Loan pursuant to this Agreement in substantially the form attached hereto as Exhibit C. “Loans” means, collectively, the Term Loans, and any other loan from time to time made under this Agreement, and “Loan” means any of the foregoing. “Margin Stock” has the meaning set forth in Section 5.11(b). “Material Adverse Effect” means (a) a material impairment in the perfection or priority of the Lien in the Collateral pursuant to the Loan Documents to which the Loan Parties are a party or in the value of the Collateral; or (b) a material adverse effect upon: (i) the business, operations, properties, assets or condition (financial or otherwise) of the Loan Parties, taken as a whole; (ii) the prospect of repayment of any part of the Obligations; or (iii) the ability to enforce any rights or remedies with respect to any Obligations, in each case, as determined by Administrative Agent. “Maximum Rate” has the meaning set forth in Section 2.3(d) hereof. “Next Qualified Financing” means the first Qualified Financing to be consummated after the Closing Date, whether pursuant to an effective registration statement under the Act or in a transaction (or series of related transactions) exempt from such registration, in which the Company receives aggregate gross proceeds of not less than Twenty Million Dollars ($20,000,000); provided, that if the securities issued by Borrower Representative consist of convertible indebtedness of Borrower Representative (excluding, for the avoidance of doubt, Indebtedness hereunder convertible pursuant to Section 2.2(e) hereof) whose conversion price cannot be determined until the occurrence of a future event, then, at the election of the Lenders, the “Next Qualified Financing” shall be deemed to have occurred only upon actual conversion of such convertible indebtedness. “Next Qualified Financing Price” means the lowest effective cash price per share or security for which securities of the Next Qualified Financing Series are sold or issued by Borrower Representative in the Next Qualified

A-8 Financing. For purposes of this definition, in the event that the Lenders elect on any conversion of Loans for the Class to be Common Stock: (a) if warrants and/or other rights to acquire shares of the Next Qualified Financing Series are issued to the purchasers of shares of the Next Qualified Financing Series in the Next Qualified Financing, whether as part of an investment unit or otherwise, then the lowest effective cash price per share shall equal (A) the sum of (x) the total aggregate gross cash proceeds received by Borrower Representative from the sale and issuance of all shares of the Next Qualified Financing Series in the Next Qualified Financing and all such warrants and/or other rights, and (y) the total aggregate exercise price or other purchase price payable under all such warrants and/or other rights, divided by (B) the sum of (x) the total aggregate number of shares of the Next Equity Financing Series issued by Borrower Representative in the Next Qualified Financing, and (y) the total aggregate number of shares of Next Qualified Financing Series issuable on exercise of all such warrants and/or other rights; and (b) without duplication of clause (i) above, if warrants and/or other rights to acquire shares of Common Stock are issued to the purchasers of shares of the Next Qualified Financing Series in the Next Qualified Financing, whether as part of an investment unit or otherwise, then the lowest effective cash price per share shall equal (A) the sum of (x) the total aggregate gross cash proceeds received by Borrower Representative from the sale and issuance of all shares of the Next Qualified Financing Series and all such warrants and/or other rights, and (y) the total aggregate exercise price or other purchase price payable under all such warrants and/or other rights, divided by (B) the sum of (x) the total aggregate number of shares of Common Stock issuable on conversion of the shares of the Next Qualified Financing Series issued by Borrower Representative in the Next Qualified Financing, and (y) the total aggregate number of shares of Common Stock issuable on exercise of all such warrants and/or other rights. “Next Qualified Financing Series” means the class and series of the capital stock and/or other equity security of Borrower Representative sold and issued by Borrower Representative in the Next Qualified Financing. For the avoidance of doubt, if in the Next Qualified Financing Borrower Representative sells and issues to the purchasers therein securities consisting of one or more shares of capital stock plus one or more warrants or other rights to purchase or acquire shares of capital stock, whether as part of an investment unit or not, then “Next Qualified Financing Series” shall be deemed to include such share(s) of capital stock and such warrant(s) or other right(s) in such proportion as sold and issued to such purchasers. “Obligations” means all of Borrowers’ and each other Loan Party’s obligations to pay the Loans when due, including principal, interest, fees, Lender Expenses, the fees pursuant to the Fee Letter, and any other amounts due to be paid by a Loan Party, and each Loan Party’s obligation to perform its duties under the Loan Documents (other than the Warrant), and any other debts, liabilities and other amounts any Loan Party owes to any Lender at any time, whether under the Loan Documents or otherwise (but excluding obligations arising under the Warrant), including, without limitation, interest or Lender Expenses accruing after Insolvency Proceedings begin (whether or not allowed), and any debts, liabilities, or obligations of any Loan Party assigned to any Lender, which shall be treated as secured or administrative expenses in the Insolvency Proceedings to the extent permitted by applicable law. “OFAC” has the meaning set forth in Section 5.11(c). “Operating Documents” means, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of formation, organization or incorporation on a date that is no earlier than thirty (30) days prior to the Closing Date and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement or operating agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments, restatements and modifications thereto. “Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business as conducted by any such Person in accordance with (a) the usual and customary customs and practices in the kind of business in which such Person is engaged, and (b) the past practice and operations of such Person, and in each case, undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

A-9 “Patents” means all patents, patent applications and like protections of a Person including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same and all rights therein provided by international treaties or conventions. “Payment Date” means the first calendar day of each month. “Perfection Certificate” has the meaning set forth in Section 3.1(e). “Permitted Collateral Accounts” has the meaning set forth in the definition of Excluded Accounts. “Permitted Distributions” has the meaning set forth in Section 7.7. “Permitted Indebtedness” means: (a) each Loan Party’s Indebtedness under this Agreement and the other Loan Documents; (b) Indebtedness existing on the Closing Date and shown on the Perfection Certificate, provided that (i) to the extent the amount of such type of Indebtedness is limited pursuant to a clause of this defined term, amounts existing on the Closing Date or any permitted refinancing thereof shall count towards such limit, (ii) to the extent such Indebtedness is required to be repaid on the Closing Date, in accordance with a payoff letter delivered as a condition to closing, such Indebtedness shall not constitute Permitted Indebtedness after such repayment, and (iii) to the extent any such Indebtedness is required to be made subject to the terms of a Subordination Agreement as of the Closing Date or thereafter, pursuant to the terms of this Agreement, such Indebtedness shall be permitted only to the extent the applicable Subordination Agreement is in effect; (c) Subordinated Debt; (d) unsecured Indebtedness to trade creditors incurred in the Ordinary Course of Business; (e) Indebtedness incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business; (f) Indebtedness secured by Liens permitted under clause (c) of the definition of “Permitted Liens” hereunder; (g) Indebtedness incurred in connection with the financing of insurance premiums in the Ordinary Course of Business in an aggregate amount at any time not to exceed the premiums owed under such policy; (h) Indebtedness incurred in connection with cash management services, including corporate credit cards, incurred in the Ordinary Course of Business, in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000.00) at any time; (i) unsecured Indebtedness arising from honoring a bank or other financing institution of a check, draft or similar instrument drawn against insufficient funds in the Ordinary Course of Business, provided that such Indebtedness is extinguished within two (2) Business Days of notice to the applicable Loan Party or its Subsidiary of its incurrence; (j) other unsecured Indebtedness (specifically excluding Indebtedness with respect to cash management services, including corporate credit cards) not otherwise permitted pursuant to this defined term, in an aggregate amount outstanding not to exceed Five Hundred Thousand Dollars ($500,000.00); and (k) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness described in clause (b) above, provided that the principal amount thereof is not

A-10 increased or the terms thereof are not modified to impose more burdensome terms upon a Borrower or any of its Subsidiaries, as the case may be, provided that nothing in this definition or otherwise in this Agreement or any other Loan Document shall (x) be construed as evidencing an intention or agreement on the part of the Collateral Trustee that the Collateral Trustee’s Liens or the Obligations be or have been subordinated to any Permitted Liens, or (y) cause any such subordination to occur. “Permitted Investments” means: (a) Investments (including, without limitation, Subsidiaries) existing on the Closing Date and shown on the Perfection Certificate; (b) (i) Investments consisting of the Permitted Collateral Accounts, (ii) Investments consisting of Cash Equivalents, and (iii) any Investments permitted by Borrower Representative’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Lenders; (c) Investments consisting of repurchases of Borrower Representative’s Equity Interests from former employees, officers and directors of Borrower Representative to the extent permitted under Section 7.7; (d) (i) Investments among Loan Parties, (ii) Investments among Subsidiaries that are not Loan Parties, and (iii) Investments by Loan Parties in Subsidiaries which are not Loan Parties, in the case of this clause (iii), in an aggregate amount per fiscal year not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00); (e) Investments not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) outstanding in the aggregate at any time consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business, and (ii) loans not involving the net transfer of cash proceeds to employees, officers or directors relating to the purchase of Equity Interests of Borrower Representative pursuant to employee stock purchase plans or other similar agreements approved by Borrower Representative’s Board; (f) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business; (g) Investments consisting of Deposit Accounts (other than the Permitted Collateral Accounts) as to which the Collateral Trustee has a first priority perfected security interest if and to the extent required by the terms of this Agreement; (h) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course of Business; (i) Investments not otherwise permitted pursuant to this defined term, in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) per fiscal year; and (j) Investments consisting of accounts receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the Ordinary Course of Business; provided that this subsection (j) shall not apply to Investments of a Loan Party in any Subsidiary. “Permitted Liens” means: (a) Liens arising under this Agreement and the other Loan Documents;

A-11 (b) Liens existing on the Closing Date and shown on the Perfection Certificate, provided that (i) to the extent the amount of Indebtedness secured by such type of Lien is limited pursuant to a clause of this defined term, amounts existing on the Closing Date or any permitted refinancing thereof shall count towards such limit, (ii) to the extent the Indebtedness secured by such a Lien is required to be repaid on the Closing Date, in accordance with a payoff letter delivered as a condition to closing, such Lien shall not constitute Permitted Lien after the repayment of the associated Indebtedness, and (iii) to the extent any such Lien is required to be made subject to the terms of a Subordination Agreement as of the Closing Date or thereafter, pursuant to the terms of this Agreement, such Lien shall be permitted only to the extent the applicable Subordination Agreement is in effect; (c) purchase money Liens and capitalized lease obligations (i) on Equipment acquired or held by a Loan Party or Subsidiary thereof incurred for financing the acquisition of the Equipment, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment, in each case, securing no more than Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate amount outstanding; (d) Liens for taxes, fees, assessments or other government charges or levies, either (i) not yet delinquent or (ii) being contested in good faith and for which such Loan Party or Subsidiary maintains adequate reserves on its books; (e) leases or subleases of real property granted in the Ordinary Course of Business of such Person, and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the Ordinary Course of Business of such Person; (f) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the Ordinary Course of Business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed Fifty Thousand Dollars ($50,000.00) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto; (g) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the Ordinary Course of Business (other than Liens imposed by ERISA); (h) deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money), leases, surety and appeal bonds and other obligations of a like nature arising in the Ordinary Course of Business, in an aggregate amount not exceeding Two Hundred Fifty Thousand Dollars ($250,000.00) at any time; (i) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default; (j) Liens in favor of other financial institutions arising in connection with a Deposit Account (other than the Permitted Collateral Accounts) or Securities Account of a Loan Party or Subsidiary thereof held at such institutions, provided that Collateral Trustee has a perfected security interest in such Deposit Account, or the securities maintained therein and Collateral Trustee has received an Account Control Agreement with respect thereto to the extent required pursuant to Section 6.6 of this Agreement; (k) licenses of Intellectual Property which constitute a Permitted Transfer; (l) Liens granted in the Ordinary Course of Business in connection with the financing of insurance premiums securing Indebtedness permitted by clause (i) of the definition of Permitted Indebtedness;

A-12 (m) easements, rights of way, restrictions and other similar encumbrances on real property and imposed by applicable laws and encumbrances consisting of zoning or building restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the Ordinary Course of Business; (n) Liens securing any overdraft and related liabilities arising from treasury, depository or cash management services or automated clearing house transfer of funds in the Ordinary Course of Business; (o) Liens arising from the filing of any precautionary financing statement on operating leases covering the leased property, to the extent such operating leases are permitted under this Agreement; (p) Liens on cash collateral maintained in a separate Collateral Account exclusively for such purpose and identified to Administrative Agent as such, securing reimbursement obligations in connection with cash management services permitted under clause (h) of the definition of “Permitted Indebtedness”; (q) Liens incurred in the extension, renewal or refinancing of the Indebtedness secured by Liens described in clause (b), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness may not increase. “Permitted Locations” means, collectively, the following locations where Collateral may be located from time to time: (a) locations identified in the Perfection Certificate, (b) locations with respect to which Borrowers have complied with the requirements of Section 6.11, and (c) Excluded Locations. “Permitted Transfers” means (a) sales of Inventory by a Loan Party or any of its Subsidiaries in the Ordinary Course of Business; (b) licenses and similar arrangements for the use of Intellectual Property of a Loan Party or any of its Subsidiaries in the Ordinary Course of Business and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive with respect to territory only as to specific geographical regions outside of the United States, and so long as after giving effect to such license, the Loan Parties and their Subsidiaries retain sufficient rights to use the subject Intellectual Property so as to enable them to continue to conduct their business in the Ordinary Course of Business and without material impairment of the value of the subject Intellectual Property; (c) dispositions of worn-out, obsolete or surplus Equipment in the Ordinary Course of Business that is, in the reasonable judgment of such Loan Party or Subsidiary, no longer economically practicable to maintain or useful; (d) Transfers consisting of the granting of Permitted Liens, the making of Permitted Investments and the making of Permitted Distributions pursuant to the terms of Section 7.7 hereof; (e) the use or transfer of money or Cash Equivalents in the Ordinary Course of Business and in a manner that is not prohibited by the Loan Documents; (f) other Transfers of assets having a fair market value of not more than Two Hundred Fifty Thousand Dollars ($250,000.00) per fiscal year of Borrower Representative; and (g) Transfers consisting of a Loan Party or any of its Subsidiaries forgiving (completely or partially), compromising, or settling any Account for less than payment in full, so long as (i) such Loan Party or its Subsidiary does so in good faith, in a commercially reasonable manner, in the Ordinary Course of Business, in arm’s-length transactions, (ii) such forgiven, compromised, or settled amount does not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) individually or Five Hundred Thousand Dollars

A-13 ($500,000.00) in the aggregate (unless otherwise approved by Administrative Agent in writing in its sole discretion) in any fiscal year and (iii) no Event of Default has occurred and is continuing; “Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency. “Prepayment Notice” is defined in Section 2.2(d). “Prime Rate” means, at any time, the rate of interest noted in The Wall Street Journal, Money Rates section, as the “Prime Rate”. In the event that The Wall Street Journal quotes more than one rate, or a range of rates, as the Prime Rate, then the Prime Rate shall mean the average of the quoted rates. In the event that The Wall Street Journal ceases to publish a Prime Rate, then the Prime Rate shall be the average of the three (3) largest U.S. money center commercial banks, as determined by Lenders. “Pro Rata Share” means, with respect to any Lender and as of any date of determination, the percentage obtained by dividing (i) the aggregate Commitments of such Lender by (ii) the aggregate Commitments of all Lenders provided, that to the extent any Commitment has expired or been terminated, with respect to such Commitment, the applicable outstanding balance of the Loans made pursuant to such Commitment held by such Lender and all the Lenders, respectively, shall be used in lieu of the amount of such Commitment, provided further, that with respect to all matters relating to a particular Loan, the Commitment or outstanding balance of the applicable Loan, shall be used in lieu of the aggregate Commitment or outstanding balance of all Loans in the foregoing calculation. “Ratable” and related terms shall mean, determined by reference to such Lender’s Pro Rata Share. “Products” means any products manufactured, sold, developed, tested or marketed by a Loan Party or any of its Subsidiaries. “Qualified Financing” means any offering and sale by Borrower Representative to three or more purchasers of Common Stock, convertible preferred stock or other equity securities (or instruments exercisable for, or convertible into, shares of Common Stock, convertible preferred stock or other equity securities) of Borrower Representative consummated after the Closing Date, whether pursuant to an effective registration statement under the Act or pursuant to an exemption from the registration requirements of the Act. “Registered Organization” means any “registered organization” as defined in the Code with such additions to such term as may hereafter be made. “Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of aggregate principal amount of all Loans outstanding and the aggregate amount of all unfunded commitments to make Loans, at such date of determination. “Requirement of Law” means as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. “Responsible Officer” means with respect to any Person, any of the Chief Executive Officer, President or Chief Financial Officer of such Person. Unless the context otherwise requires, each reference to a Responsible Officer herein shall be a reference to a Responsible Officer of Borrower Representative. “Restricted License” means any material in-bound license or other similar material agreement (other than ordinary course customer contracts, off the shelf software licenses, licenses that are commercially available to the public, and open source licenses) to which a Loan Party or Subsidiary is a party (a) that prohibits or otherwise restricts such Loan Party or Subsidiary from granting a security interest in its interest in such license or agreement or in any other property, or (b) for which a default under, or termination of which, could reasonably be expected to interfere with Collateral Trustee’s right to sell any Collateral.

A-14 “Royalty and Milestone Payments” means milestone payments, royalty payments, upfront payments and other similar payments pursuant to research and development, licensing, collaboration or development agreements. “SEC” has the meaning set forth in Section 2.2(e)(iii). “Second Tranche Availability Period” means the period of time commencing upon the Closing Date and ending on the earliest to occur of (i) an Event of Default, and (ii) the day before the Amortization Date. “Second Tranche Term Loans” has the meaning set forth in Section 2.2(a)(ii). “Second Tranche Term Loan Commitment” means, as to any Lender, the aggregate principal amount of the Second Tranche Term Loans committed to be made by such Lender, as set forth on Schedule 1 hereto. “Secured Party” means (i) Collateral Trustee, Administrative Agent, or either of their successors and assigns, and (ii) Lenders. “Securities Account” means any “securities account” as defined in the Code with such additions to such term as may hereafter be made. “Security Instrument” means any security agreement, assignment, pledge agreement, financing or other similar statement or notice, continuation statement, other agreement or instrument, or any amendment or supplement to any thereof, creating, governing or providing for, evidencing or perfecting any security interest or Lien. “Shares” means all of the issued and outstanding Equity Interests owned or held of record by a Loan Party in each of its Subsidiaries. “Subordinated Debt” means Indebtedness on terms and to holders satisfactory to Administrative Agent and incurred by a Loan Party that is subordinated in writing to all of the Obligations, pursuant to a Subordination Agreement. “Subordination Agreement” means any subordination agreement in form and substance satisfactory to Administrative Agent entered into from time to time with respect to Subordinated Debt. “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or joint venture in which (i) any general partnership interest or (ii) more than fifty percent (50%) of the stock, limited liability company interest, joint venture interest or other Equity Interest which by the terms thereof has the ordinary voting power to elect the Board of that Person, at the time as of which any determination is being made, is owned or controlled by such Person, directly or indirectly. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower Representative “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term Loan” and “Term Loans” each, have the meaning set forth in Section 2.2(a)(iv) hereof. “Term Loan Maturity Date” means November 1, 2027, which shall be extended to November 1, 2028 upon the occurrence of the Extension Milestone Event. “Trademarks” means any trademark and servicemark rights of a Person, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business connected with and symbolized by such trademarks. “Transfer” means defined in Section 7.1.

A-15 “Voting Stock” means, with respect to any Person, all classes of Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors or managers (or Persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency. “Warrant” means, collectively, each Warrant to Purchase Common Stock dated as of the Closing Date executed by Borrower Representative in favor of each Designated Holder, as amended, modified, supplemented, extended or restated from time to time.